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                          CREDIT AND SECURITY AGREEMENT
                               (EX-IM SUBFACILITY)

                                 BY AND BETWEEN

          MISONIX, INC., ACOUSTIC MARKETING RESEARCH, INC. D/B/A SONORA
                               MEDICAL SYSTEMS AND
                        HEARING INNOVATIONS INCORPORATED

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

        ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION

                                DECEMBER 29, 2006

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      Section 2.6     Interest; Default Interest Rate; Application of Payments;
                      Participations; Usury.................................................................15
      Section 2.7     Fees..................................................................................16
      Section 2.8     Time for Interest Payments; Payment on Non-Business Days;
                      Computation of Interest and Fees......................................................17
      Section 2.9     Lockbox and Collateral Account; Sweep of Funds........................................17
      Section 2.10    Voluntary Prepayment; Reduction of the Maximum Line Amount;

                                       -i-

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................................................25

      Section 5.1     Existence and Power; Name; Chief Executive Office; Inventory
                      and Equipment Locations; Federal Employer Identification

      Section 6.10    Books and Records; Collateral Examination; Inspection

                                      -ii-

      Section 8.3     Notices; Communication of Confidential Information; Requests

      Section 8.10    Binding Effect; Assignment; Complete Agreement; Sharing

                                      -iii-

                          CREDIT AND SECURITY AGREEMENT
                               (EX-IM SUBFACILITY)

                          Dated as of December 29, 2006

      MISONIX, INC., a New York corporation, ACOUSTIC MARKETING RESEARCH INC.
D/B/A SONORA MEDICAL SYSTEMS, a Colorado corporation, and HEARING INNOVATIONS
INCORPORATED, a Delaware corporation (individually, a "Borrower" and collectively, the "Borrowers"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (as
more fully defined in Article I herein, the "Lender") acting through its Wells
Fargo Business Credit operating division, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1     Definitions. Except as otherwise expressly provided in
this Agreement, the following terms shall have the meanings given them in this
Section:

      "Accounts" shall have the meaning given it under the UCC.

      "Accounts Advance Rate" means up to ninety percent (90%), or such lesser rate as the Lender in its sole discretion may deem appropriate from time to time; provided that, as of any date of determination, the Accounts Advance Rate shall be reduced by one (1) percentage point for each percentage by which
Dilution is in excess of five percent (5.0%).

      "Advance" means a Revolving Advance.

      "Affiliate" or "Affiliates" means Misonix Ltd., Focus Surgery, Inc.,
Labcaire Systems, Limited, UKHIFU, Ltd., and any other Person controlled by, controlling or under common control with a Borrower, including any Subsidiary of a Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" means this Credit and Security Agreement (Ex-Im Subfacility).

      "Availability" means the amount, if any, by which the Borrowing Base exceeds the outstanding principal balance of the Revolving Note.

      "Borrower Agreement" means the Borrower Agreement dated on or about the date hereof, made by the Borrowers in favor of Ex-Im Bank and the Lender, as the same may hereafter be amended, modified, supplemented or restated from time to time.

      "Borrowing Base" means at any time the lesser of:

      (a)   The Maximum Line Amount; or

      (b)   Subject to change from time to time in the Lender's sole discretion, the sum of:

            (i)       The lesser of (A) the product of the Accounts Advance Rate times Eligible Accounts or (B) $1,000,000; less

            (ii)      Any Advances made to any other Borrower; less

            (iii)     The Borrowing Base Reserve; less

      (iv)  Indebtedness that the Borrowers owe to the Lender that has not yet been advanced on the Revolving Notes, including, without limitation, the dollar amount that the Lender in its discretion believes is a reasonable determination of the Borrowers' credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to Borrowers by Lender that is not described in Article II of this Agreement.

      "Borrowing Base Reserve" means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as the Lender may from time to time establish and adjust in reducing Availability (a) to reflect events, conditions, contingencies or risks which, as reasonably determined by the Lender, do or may affect (i) the
Collateral or its value, (ii) the assets, business or prospects of the
Borrowers, or (iii) the security interests and other rights of the Lender in the
Collateral (including the enforceability, perfection and priority thereof), or
(b) to reflect the Lender's reasonable judgment that any collateral report or financial information furnished by or on behalf of the Borrowers to the Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts that the Lender reasonably determines constitutes a Default or an Event of Default.

      "Business Day" means a day on which the Federal Reserve Bank of New York is open for business.

      "Buyer" shall have the meaning provided for such term in the Borrower
Agreement.

      "Capital Expenditures" means for a period, any expenditure of money during such period for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future.

      "Change of Control" means the occurrence of any of the following events:

      (a)   Any Person or "group" (as such term is used in Sections 13(d) and
14(d) of the Securities Exchange Act of 1934) who is not an Owner on the Funding
Date becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have
"beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifteen percent (15%) of the voting power of all classes of Owners of the Borrowers; or

                                       -2-

      (b)   During any consecutive two-year period, individuals who at the beginning of such period constituted the board of Directors of the Borrowers
(together with any new Directors whose election to such board of Directors, or whose nomination for election by the Owners of the Borrowers, was approved by a vote of two-thirds of the Directors then still in office who were either
Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of the Borrowers then in office.

      "Collateral" means all of the Borrowers' Accounts, chattel paper and electronic chattel paper, deposit accounts, documents, Equipment, General
Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any
Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrowers that now or hereafter come into the possession, custody, or control of the Lender; (vii) proceeds of any and all of the foregoing; (viii) books and records of the Borrowers, including all mail or electronic mail addressed to the Borrowers; and (ix) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which the
Borrowers now have or hereafter acquire any rights.

      "Collateral Account" means the "Lender Account" as defined in the
Wholesale Lockbox and Collection Account Agreement.

      "Commitment" means the Lender's commitment to make Advances to the
Borrowers.

      "Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.

      "Country Limitation Schedule" shall have the meaning provided for such term in the Borrower Agreement.

      "Credit Facility" means the credit facility under which Revolving Advances may be made available to the Borrowers by the Lender under Article II.

      "Cut-off Time" means 12 p.m. New York, New York time.

      "Debt" means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

                                       -3-

      "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

      "Default Period" means any period of time beginning on the day a Default or Event of Default occurs and ending on the date identified by the Lender in writing as the date that such Default or Event of Default has been cured or waived.

      "Default Rate" means an annual interest rate in effect during a Default
Period or following the Termination Date, which interest rate shall be equal to three percent (3%) over the applicable Floating Rate, as such rate may change from time to time.

      "Dilution" means, as of any date of determination, a percentage, based upon the experience of the trailing three (3) month period ending on the date of determination, which is the result of dividing (a) actual bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts as determined by Lender in its sole discretion during such period, by (b) such Borrower's net sales during such period (excluding extraordinary items) plus the amount of clause (a).

      "Director" means a director if the Borrower is a corporation, a governor or manager if the Borrower is a limited liability company, or a general partner if the Borrower is a partnership.

      "Dollars" or "$" shall mean the lawful currency of the United States.

      "Domestic Facility Agreement" means the Credit and Security Agreement, dated as of December 29, 2006, between the Borrowers and the Lender.

      "Eligible Accounts" means all unpaid Accounts owing by account debtors located outside of the United States of America, net of any credits, except that in no event shall Eligible Accounts include any Account:

            (i)       that does not arise from the sale of Items in the ordinary course of the Borrower's business;

            (ii)      that is not subject to a valid, perfected first priority
      Lien in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than the Lender;

            (iii)     as to which any covenant, representation or warranty
      contained in the Loan Documents with respect to such Account has been breached;

            (iv)      that is not owned by the Borrowers or that is subject to
      any right, claim or interest of another Person other than the Lien in favor of the Lender;

            (v)       with respect to which an invoice has not been sent;

            (vi)      that arises from the sale of defense articles or defense
      services;

                                       -4-

            (vii)     that is due and payable from a Buyer located in a country
      with which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;

            (viii)    that does not comply with the requirements of the Country
      Limitation Schedule;

            (ix)      that is not paid or payable within the earlier of 90 days
      from the invoice date or 60 days from its original due date;

            (x)       that arises from a sale of goods to or performance of
      services for an employee of the Borrowers, a stockholder of any Borrower, a subsidiary of any Borrower, a Person with a controlling interest in any of the Borrowers or a Person which shares common controlling ownership with any Borrower;

            (xi)      that is backed by a letter of credit unless the Items
      covered by the subject letter of credit have been shipped;

            (xii)     that the Lender or Ex-Im Bank, in its reasonable judgment, deems uncollectible for any reason;

            (xiii)    that is due and payable in a currency other than Dollars,
      except as may be approved in writing by Ex-Im Bank;

            (xiv)     that is due and payable from a military Buyer, except as
      may be approved in writing by Ex-Im Bank;

            (xv)      that does not comply with the terms of sale set forth in
      Section 6 of the Loan Authorization Notice;

            (xvi)     that is due and payable from a Buyer who (A) applies for,
      suffers, or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or calls a meeting of its creditors, (B)
      admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (C) makes a general assignment for the benefit of creditors, (D) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (E) is adjudicated as bankrupt or insolvent, (F)
      files a petition seeking to take advantage of any other law providing for the relief of debtors, (G) acquiesces to, or fails to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (H) takes any action for the purpose of effecting any of the foregoing;

            (xvii)    that arises from a bill-and-hold, guaranteed sale,
      sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                                       -5-

            (xviii)   for which the Items giving rise to such Account have not
      been shipped and delivered and accepted by the Buyer or the services giving rise to such Account have not been performed by the applicable
      Borrower and accepted by the Buyer or the Account otherwise does not represent a final sale;

            (xix)     that is subject to any offset, deduction, defense,
      dispute, or counterclaim or where the Buyer is also a creditor or supplier of the applicable Borrower or the Account is contingent in any respect or for any reason;

            (xx)      for which the applicable Borrower has made any agreement
      with the Buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

            (xxi)     for which any of the Items giving rise to such Account
      have been returned, rejected or repossessed;

            (xxii)    to the extent it includes any finance charges, service
      charges, taxes, discounts, credits, allowances and Retainages;

            (xxiii)   that arises from the sale of Items containing less than
      fifty percent (50%) U.S. Content;

            (xxiv)    that arises from the sale of Items containing any Foreign
      Content not incorporated into such Items in the United States;

            (xxv)     that arises from the sale of any Items to be used in the
      construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities;

            (xxvi)    that does not meet the requirements set forth in the
      definition of "Eligible Export-Related Overseas Accounts Receivable" in
      the Borrower Agreement;

            (xxvii)   Intentionally Omitted;

            (xxviii)  Intentionally Omitted;

            (xxix)    that has been restructured, extended, amended or modified;

            (xxx)     that is owing by an account debtor, regardless of whether
      otherwise eligible, to the extent that the balance of such Accounts exceeds (i) 15% of the sum of (A) the aggregate amount of all Eligible
      Accounts and (B) the aggregate amount of all accounts deemed eligible under the Domestic Facility Agreement;

                                       -6-

            (xxxi)    that is owed by an account debtor, regardless of whether
      otherwise eligible, if 25% or more of the total amount due under Accounts from such debtor is ineligible under clause (ix) above;

            (xxxii)   that any of the Items giving rise to such Accounts are
      Capital Goods, unless the transaction is in accordance with Section 2.14 of the Borrower Agreement;

            (xxxiii)  that is due and payable from a Buyer that is, or is located in, the United States; provided however, that this subsection shall not preclude an Export-Related Overseas Accounts Receivable arising from the sale of Items to foreign contractors or subcontractors providing services to a United States Embassy or the United States Military located overseas from being deemed an Eligible Export-Related Overseas Accounts
      Receivable;

            (xxxiv)   that arises from the sale of Items that do not meet the
      U.S. Content requirements in accordance with Section 2.01(b)(ii) of the
      Borrower Agreement;

            (xxxv)    that is included as an eligible account under the Domestic
      Facility Agreement or any other credit facility to which Borrower is a party; and

            (xxxiv)   that are otherwise deemed ineligible for any reason by the
      Lender or Ex-Im Bank in their discretion.

      "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

      "Equipment" shall have the meaning given it under the UCC.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrowers and which is treated as a single employer under Section 414 of the IRC.

      "Event of Default" is defined in Section 7.1.

      "Ex-Im Bank" means The Export-Import Bank of the United States and any successor thereto.

      "Export Order" means a written export order or contract for the purchase by the Buyer from the Borrower of any of the Items.

      "Financial Covenants" means the covenants set forth in Section 6.2.

      "Floating Rate" means an annual interest rate equal to the sum of the
Prime Rate plus one percent (1%), which interest rate shall change when and as the Prime Rate changes.

                                       -7-

      "Floating Rate Advance" means an Advance bearing interest at the Floating
Rate.

      "Foreign Content" means, with respect to any Item, all of the labor, materials and services which are not of United States origin or manufacture, or which are not incorporated into such Item in the United States.

      "Funding Date" is defined in Section 2.1.

      "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

      "General Intangibles" shall have the meaning given it under the UCC.

      "Guarantor" means and every Person now or in the future who agrees to guaranty the Indebtedness.

      "Guaranty" means each unconditional continuing guaranty executed by a
Guarantor in favor of the Lender.

      "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

      "Indebtedness" is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrowers to the
Lender, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Borrowers with the Lender, and whether the Borrowers may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

      "Indemnified Liabilities" is defined in Section 8.6

      "Indemnitees" is defined in Section 8.6.

      "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

      "Infringement" or "Infringing" when used with respect to Intellectual
Property Rights means any infringement or other violation of Intellectual
Property Rights.

      "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

      "Interest Payment Date" is defined in Section 2.8(a).

                                       -8-

      "Inventory" shall have the meaning given it under the UCC.

      "Investment Property" shall have the meaning given it under the UCC.

      "Items" means the finished goods or services which are intended for export from the United States, as specified in Section 3(A) of the Loan Authorization
Notice.

      "Joint Application" means the Joint Application for Working Capital
Guarantee made by the Borrowers and the Lender to Ex-Im Bank in connection with this Agreement.

      "Lender" means Wells Fargo Bank, National Association in its broadest and most comprehensive sense as a legal entity, and is not limited in its meaning to
Lender's Wells Fargo Business Credit operating division, or to any other operating division of Lender.

      "Licensed Intellectual Property" is defined in Section 5.11(c).

      "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law.

      "Loan Authorization Notice" means the Loan Authorization Notice executed and delivered in connection with this Agreement.

      "Loan Documents" means this Agreement, the Ex-Im Bank Guaranty, the
Borrower Agreement, the Joint Application, the Loan Authorization Notice, the
Domestic Facility Agreement, the Revolving Notes, each Guaranty, and the
Security Documents, together with every other agreement, note, document, contract or instrument to which the Borrowers now or in the future may be a party and which is required by the Lender.

      "Lockbox" means "Lockbox" as defined in the Wholesale Lockbox and
Collection Account Agreement.

      "Material Adverse Effect" means any of the following:

            (i)       A material adverse effect on the business, operations,
      results of operations, prospects, assets, liabilities or financial condition of the Borrowers;

            (ii)      A material adverse effect on the ability of the Borrowers
      to perform their obligations under the Loan Documents;

            (iii)     A material adverse effect on the ability of the Lender to
      enforce the Indebtedness or to realize the intended benefits of the
      Security Documents, including a material adverse effect on the validity or enforceability of any Loan Document or of any rights against any
      Guarantor, or on the status, existence, perfection, priority (subject to
      Permitted Liens) or enforceability of any Lien securing payment or performance of the Indebtedness; or

                                       -9-

            (iv)      Any claim against the Borrowers which if determined
      adversely to the Borrowers would cause the Borrowers to be liable to pay an amount exceeding $100,000 or would result in the occurrence of an event described in clauses (i), (ii) and (iii) above.

      "Maturity Date" means December 29, 2009.

      "Maximum Line Amount" means $1,000,000 unless this amount is reduced pursuant to Section 2.10, in which event it means such lower amount.

      "Multiemployer Plan" means a multiemployer plan (as defined in Section
4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

      "Net Cash Proceeds" means in connection with any asset sale, the cash proceeds (including any cash payments received by way of deferred payment whether pursuant to a note, installment receivable or otherwise, but only as and when actually received) from such asset sale, net of (i) attorneys' fees, accountants' fees, investment banking fees, brokerage commissions and amounts required to be applied to the repayment of any portion of the Debt secured by a
Lien not prohibited hereunder on the asset which is the subject of such sale, and (ii) taxes paid or reasonably estimated to be payable as a result of such asset sale.

      "Net Income" means after-tax net income from continuing operations, including extraordinary losses but excluding extraordinary gains, all as determined in accordance with GAAP.

      "Net Loss" means after-tax net loss from continuing operations as determined in accordance with GAAP.

      "Net Orderly Liquidation Value" means a professional opinion of the estimated most probable Net Cash Proceeds which could typically be realized at a properly advertised and professionally managed liquidation sale, conducted under orderly sale conditions for an extended period of time (usually six to nine months), under the economic trends existing at the time of the appraisal.

      "Officer" means with respect to the Borrowers, an officer if the Borrower is a corporation, a manager if the Borrower is a limited liability company, or a partner if the Borrower is a partnership.

      "OFAC" is defined in Section 6.12(c).

      "Overadvance" means the amount, if any, by which the outstanding principal balance of the Revolving Note is in excess of the then-existing Borrowing Base.

      "Owned Intellectual Property" is defined in Section 5.11(a).

      "Owner" means with respect to the Borrowers, each Person having legal or beneficial title to an ownership interest in such Borrower or a right to acquire such an interest.

                                      -10-

      "Patent and Trademark Security Agreement" means each Patent and Trademark
Security Agreement now or hereafter executed by the Borrower in favor of the
Lender.

      "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA)
maintained for employees of any Borrower or any ERISA Affiliate and covered by
Title IV of ERISA.

      "Permitted Lien" and "Permitted Liens" are defined in Section 6.3(a).

      "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Plan" means an employee benefit plan (as defined in Section 3(3) of
ERISA) maintained for employees of any Borrower or any ERISA Affiliate.

      "Premises" means all locations where the Borrowers conduct their business or have any rights of possession, including the locations legally described in
Exhibit C attached hereto.

      "Prime Rate" means at any time the rate of interest most recently announced by the Lender at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of the Lender's base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Lender may designate. Each change in the rate of interest shall become effective on the date each Prime
Rate change is announced by the Lender.

      "Reportable Event" means a reportable event (as defined in Section 4043 of
ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty
Corporation.

      "Retainage" shall mean that portion of the purchase price of an Export
Order that a Buyer is not obligated to pay until the end of a specified period of time following the satisfactory performance under such Export Order.

      "Revolving Advance" is defined in Section 2.1.

      "Revolving Note" or "Revolving Notes" means, collectively and individually, the Borrower's revolving promissory notes, payable to the order of the Lender in substantially the form of Exhibits A-1 and A-2 hereto, as each may be renewed, amended, or restated from time to time, and all replacements thereto.

      "Security Documents" means this Agreement, the Wholesale Lockbox and
Collection Account Agreement, the Foreign Credit Agreement, the Patent and
Trademark Security Agreements, the Borrower Agreement, the Domestic Facility
Agreement, and any other document delivered to the Lender from time to time to secure the Indebtedness.

      "Security Interest" is defined in Section 3.1.

                                      -11-

      "Subsidiary" means any Person of which more than fifty percent (50%) of the outstanding ownership interests having general voting power under ordinary circumstances to elect a majority of the board of directors or the equivalent of such Person, regardless of whether or not at the time ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the
Borrowers, by the Borrowers and one or more other Subsidiaries, or by one or more other Subsidiaries.

      "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrowers terminate the Credit Facility, or (iii) the date the Lender demands payment of the Indebtedness, following an Event of Default, pursuant to
Section 7.2.

      "UCC" means the Uniform Commercial Code in effect in the state designated in this Agreement as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion of this
Agreement.

      "Unused Amount" is defined in Section 2.7(b).

      "U.S. Content" means, with respect to any Item, all of the labor, materials and services which are of United States origin or manufacture, and which are incorporated into such Item in the United States.

      "Wholesale Lockbox and Collection Account Agreement" means the Wholesale
Lockbox and Collection Account Agreement by and among the Borrowers and the
Lender to be executed following the date of this Agreement.

      Section 1.2     Other Definitional Terms; Rules of Interpretation. The
words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections,
Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the
Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

                                      -12-

                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY

      Section 2.1     Revolving Advances. The Lender agrees, subject to the
terms and conditions of this Agreement, to make advances ("Revolving Advances")
to the Borrowers from time to time from the date that all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to and until (but not including) the Termination Date in an amount not in excess of the Maximum Line
Amount. The Lender shall have no obligation to make a Revolving Advance to the extent that the amount of the requested Revolving Advance exceeds Availability.
The Borrowers' obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrowers may borrow, prepay pursuant to Section
2.10, and reborrow.

      Section 2.2     Procedures for Requesting Advances. The Borrowers shall
comply with the following procedures in requesting Revolving Advances:

      (a)   TYPE OF ADVANCES. Each Advance shall be funded as a Floating Rate
Advance.

      (b)   TIME FOR REQUESTS. The Borrowers shall request each Advance not later than the Cut-off Time on the Business Day on which the Advance is to be made. Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, and shall be confirmed in writing by the Borrowers if so requested by the Lender, by (i) an Officer of the Borrowers; or (ii) a Person
designated as the Borrowers' agent by an Officer of the Borrowers in a writing delivered to the Lender; or (iii) a Person whom the Lender reasonably believes to be an Officer of a Borrower or such a designated agent. The Borrowers shall repay all Advances even if the Lender does not receive such confirmation and even if the Person requesting an Advance was not in fact authorized to do so.
Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrowers that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

      (c)   DISBURSEMENT. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested
Advance by crediting the same to the Borrowers' demand deposit account maintained with Bank of New York unless the Lender and the Borrowers shall agree in writing to another manner of disbursement.

      Section 2.3     Increased Costs.

      (a)   If the Lender shall determine that, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or its parent corporation with any requirement or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency:

            (i)       shall subject the Lender or its parent corporation to any
      tax, duty or other similar charge with respect to any Advances or the
      Revolving Note or shall change the

                                      -13-

      basis of taxation of payments to the Lender or its parent corporation of the principal of or interest on the Advances or of any other amounts due under this Agreement in respect of any Advances or the Revolving Note
      (except for any change in respect of any tax imposed on the overall income of the Lender or its parent corporation); or

            (ii)      shall impose, modify or deem applicable any reserve,
      special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve
      System) against assets of, deposits with or for the account of, or credit extended by, the Lender or its parent corporation or shall impose on the
      Lender or its parent corporation any other condition affecting any
      Advances or the Revolving Note;

      and the result of any of the foregoing is to increase the cost to the
Lender or its parent corporation of making or maintaining any Advances, or to reduce the amount of any sum received or receivable by the Lender or its parent corporation under this Agreement or the Revolving Note with respect thereto, by an amount deemed by the Lender or its parent corporation to be material, then upon demand by the Lender, the Borrowers shall pay to the Lender such additional amount or amounts as will compensate the Lender or its parent corporation for such increased cost or reduction.

      (b)   If the Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or its parent corporation with any guideline or request issued after the date hereof regarding capital adequacy (whether nor not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's or the Lender's parent corporation's capital as a consequence of any Advances or the Lender's obligations hereunder to a level below that which the Lender or its parent corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy and those of the Lender's parent corporation) by an amount deemed by the Lender or its parent corporation to be material, then from time to time on demand by the Lender, the Borrowers shall pay to the Lender such additional amount or amounts as will compensate the
Lender or its parent corporation for such reduction.

      (c)   Certificates of the Lender sent to the Borrowers from time to time claiming compensation under this Section, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Lender hereunder shall be conclusive absent demonstrable error. In determining such amounts, the Lender or its parent corporation may use any reasonable averaging and attribution methods.

      Section 2.4     Intentionally Omitted.

      Section 2.5     Intentionally Omitted.

                                      -14-

      Section 2.6     Interest; Default Interest Rate; Application of Payments;
Participations; Usury.

      (a)   INTEREST. Except as provided in Section 2.6(d) and Section 2.6(g), the principal amount of each Advance shall bear interest as a Floating Rate
Advance.

      (b)   Intentionally Omitted.

      (c)   Intentionally Omitted.

      (d)   DEFAULT INTEREST RATE. At any time during any Default Period or following the Termination Date, in the Lender's sole discretion and without waiving any of its other rights or remedies, the principal of the Revolving Note shall bear interest at the Default Rate or such lesser rate as the Lender may determine, effective as of the first day of the month in which any Default
Period begins through the last day of such Default Period, or any shorter time period that the Lender may determine. The decision of the Lender to impose a rate that is less than the Default Rate or to not impose the Default Rate for the entire duration of the Default Period shall be made by the Lender in its sole discretion and shall not be a waiver of any of its other rights and remedies, including its right to retroactively impose the full Default Rate for the entirety of any such Default Period or following the Termination Date.

      (e)   APPLICATION OF PAYMENTS. Payments shall be applied to the
Indebtedness on the Business Day of receipt by the Lender in the Lender's general account, but the amount of principal paid shall continue to accrue interest at the interest rate applicable under the terms of this Agreement from the calendar day the Lender receives the payment, and continuing through the end of the second Business Day following receipt of the payment.

      (f)   PARTICIPATIONS. If any Person shall acquire a participation in the
Advances, the Borrowers shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.6, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.6, or otherwise elects to accept less than its pro rata share of such fees, charges and other amounts due under this
Agreement.

      (g)   USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.
Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the
Borrowers and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrowers and the
Lender. This provision shall never be superseded or waived

                                      -15-

and shall control every other provision of the Loan Documents and all agreements between the Borrowers and the Lender, or their successors and assigns.

      Section 2.7     Fees.

      (a)   ANNUAL FACILITY FEE. The Borrowers shall pay the Lender an annual fee in an amount equal to one and one-half (1.5%) percent of the Maximum Line
Amount, with the first payment due on the Funding Date and each anniversary thereafter.

      (b)   EX-IM BANK FEES. The Borrower shall pay the Lender, on demand, all fees relating to Ex-Im Bank, including, without limitation, the application fee of $100.00 due and payable on the Funding Date.

      (c)   Intentionally Omitted.

      (d)   COLLATERAL EXAM FEES. The Borrowers shall pay the Lender fees in connection with any collateral exams, audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrowers' operations or business at the rates established from time to time by the Lender as its collateral exam fees (which fees are currently $950 per day per collateral examiner), together with all actual out-of-pocket costs and expenses incurred in conducting any such collateral examination or inspection.

      (e)   CSI FEES. With respect to services to be provided by Collateral
Services, Inc. ("CSI") related to Borrower's accounts receivable agings and inventory reports, the Borrower shall pay to Lender (i) a set-up fee of $850, which fee shall be charged to Borrowers' account and shall be deemed fully earned and payable on the date hereof, and (ii) a monthly service fee of $100, payable monthly on the first date of each month.

      (f)   Intentionally Omitted.

      (g)   TERMINATION AND LINE REDUCTION FEES. If (i) the Lender terminates the Credit Facility during a Default Period, or if (ii) the Borrowers terminate or reduce the Credit Facility on a date prior to the Maturity Date, then the
Borrowers shall pay the Lender as liquidated damages and not as a penalty a termination fee in an amount equal to a percentage of the Maximum Line Amount
(or the reduction of the Maximum Line Amount, as the case may be) calculated as follows: (A) three percent (3%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (B) two percent (2%) if the termination or reduction occurs after the first anniversary of the Funding Date, but on or before the second anniversary of the Funding Date; and (C) one percent
(1%) if the termination or reduction occurs after the second anniversary of the
Funding Date.

      (h)   Intentionally Omitted.

      (i)   Intentionally Omitted.

      (j)   OVERADVANCE FEES. The Borrowers shall pay an Overadvance fee in the amount of $500.00 for each day or portion thereof during which an Overadvance exists, regardless of how the Overadvance arises or whether or not the
Overadvance has been agreed to in advance by

                                      -16-

the Lender. The acceptance of payment of an Overadvance fee by the Lender shall not be deemed to constitute either consent to the Overadvance or a waiver of the resulting Event of Default, unless the Lender specifically consents to the
Overadvance in writing and waives the Event of Default on whatever conditions the Lender deems appropriate.

      (k)   OTHER FEES AND CHARGES. The Lender may from time to time impose additional fees and charges as consideration for Advances made in excess of
Availability or for other events that constitute an Event of Default or a
Default hereunder, including fees and charges for the administration of
Collateral by the Lender, and fees and charges for the late delivery of reports, which may be assessed in the Lender's sole discretion on either an hourly, periodic, or flat fee basis, and in lieu of or in addition to imposing interest at the Default Rate.

      (l)   Intentionally Omitted.

      (m)   Intentionally Omitted.

      (n)   Intentionally Omitted.

      Section 2.8     Time for Interest Payments; Payment on Non-Business Days;
Computation of Interest and Fees.

      (a)   TIME FOR INTEREST PAYMENTS. Accrued and unpaid interest accruing on
Floating Rate Advances shall be due and payable on the first day of each month and on the Termination Date (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of advance to the Interest Payment Date.
If an Interest Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day.

      (b)   PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on the
Advances or the fees hereunder, as the case may be.

      (c)   COMPUTATION OF INTEREST AND FEES. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

      Section 2.9     Lockbox and Collateral Account; Sweep of Funds.

      (a)   LOCKBOX AND COLLATERAL ACCOUNT.

            (i)       The Borrowers shall instruct all account debtors to pay
      all Accounts directly to the Lockbox. If, notwithstanding such instructions, the Borrowers receive any payments on Accounts, the
      Borrowers shall deposit such payments into the Collateral Account. The
      Borrowers shall also deposit all other cash proceeds of Collateral regardless of source or nature directly into the Collateral Account. Until so deposited, the Borrowers shall hold all such payments and cash proceeds in trust for and as the property

                                      -17-

      of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the
      Indebtedness.

            (ii)      All items deposited in the Collateral Account shall be
      subject to final payment. If any such item is returned uncollected, the
      Borrowers will immediately pay the Lender, or, for items deposited in the
      Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrowers' commercial account or other account. The Borrowers shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrowers.

      (b)   SWEEP OF FUNDS. The Lender shall from time to time, in accordance with the Wholesale Lockbox and Collection Account Agreement, cause funds in the
Collateral Account to be transferred to the Lender's general account for payment of the Indebtedness. Amounts deposited in the Collateral Account shall not be subject to withdrawal by the Borrowers, except after payment in full and discharge of all Indebtedness.

      Section 2.10    Voluntary Prepayment; Reduction of the Maximum Line
Amount; Termination of the Credit Facility by the Borrowers. Except as otherwise provided herein, the Borrowers may prepay the Advances in whole at any time or from time to time in part. The Borrowers may terminate the Credit Facility or reduce the Maximum Line Amount at any time if they (i) give the Lender at least
90 days advance written notice prior to the proposed Termination Date, and (ii)
pay the Lender applicable termination prepayment and contracted funds breakage fees and Maximum Line Amount reduction fees in accordance with the terms of this
Agreement. Any reduction in the Maximum Line Amount shall be in multiples of
$100,000, and with a minimum reduction of at least $500,000. If the Borrowers terminate the Credit Facility or reduce the Maximum Line Amount to zero, all
Indebtedness shall be immediately due and payable, and if the Borrowers give the
Lender less than the required 90 days advance written notice, then the interest rate applicable to borrowings evidenced by the Revolving Note shall be the
Default Rate for the period of time commencing 90 days prior to the proposed
Termination Date through the date that the Lender actually receives such written notice. If the Borrowers do not wish the Lender to consider renewal of the
Credit Facility on the next Maturity Date, then the Borrowers shall give the
Lender at least 90 days written notice prior to the Maturity Date that it will not be requesting renewal. If the Borrowers fail to give the Lender such timely notice, then the interest rate applicable to borrowings evidenced by the
Revolving Note shall be the Default Rate for the period of time commencing 90 days prior to the Maturity Date through the date that the Lender actually receives such written notice.

      Section 2.11    Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrowers shall immediately prepay the Revolving
Advances to the extent necessary to eliminate such excess. Any voluntary or mandatory prepayment received by the Lender may be applied to the Indebtedness, in such order and in such amounts as the Lender in its sole discretion may determine from time to time.

                                      -18-

      Section 2.12    Revolving Advances to Pay Indebtedness. Notwithstanding
the terms of Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrowers' request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Indebtedness from time to time due and payable.

      Section 2.13    Use of Proceeds. The Borrowers shall use the proceeds of
Advances to provide working capital to fulfill written export orders or contracts from customers outside the U.S. to purchase goods or services from the
Borrowers.

      Section 2.14    Liability Records. The Lender may maintain from time to
time, at its discretion, records as to the Indebtedness. All entries made on any such record shall be presumed correct until the Borrowers establish the contrary. Upon the Lender's demand, the Borrowers will admit and certify in writing the exact principal balance of the Indebtedness that the Borrowers then assert to be outstanding. Any billing statement or accounting rendered by the
Lender shall be conclusive and fully binding on the Borrowers unless the
Borrowers give the Lender specific written notice of exception within 30 days after receipt.

      Section 2.15    Facility Subject to Ex-Im Bank Rules. Borrowers
acknowledge that the Lender is willing to make the Credit Facility available to the Borrowers because the Ex-Im Bank is willing to guaranty payment of a significant portion of the Indebtedness pursuant to the Master Guarantee
Agreement (as defined in the Borrower Agreement). Accordingly, in the event of any inconsistency between this Agreement and the Master Guarantee Agreement or the Borrower Agreement, the provision that is the more stringent on the
Borrowers shall control with respect to Advances under this Agreement and procedures related thereto. This Agreement is supplemental to the Borrower
Agreement.

                                   ARTICLE III

                      SECURITY INTEREST; OCCUPANCY; SETOFF

      Section 3.1     Grant of Security Interest. The Borrowers hereby pledge,
assign and grant to the Lender a lien and security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of: (a) all present and future Indebtedness of the
Borrowers to the Lender; (b) all obligations of the Borrowers and rights of the
Lender under this Agreement; and (c) all present and future obligations of the
Borrowers to the Lender of other kinds. Upon written request by the Lender, the
Borrowers will grant to the Lender a security interest in all commercial tort claims that the Borrowers may have against any Person.

      Section 3.2     Notification of Account Debtors and Other Obligors. The
Lender may at any time (whether or not a Default Period then exists) notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrowers will join in giving such notice if the Lender so requests. At any time after the Borrowers or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrowers' name, demand, sue for, collect or receive any money or property at

                                      -19-

any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor. The Lender may, in the Lender's name or in the Borrowers' name, as the Borrowers' agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrowers' mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the
Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrowers' account or forwarding such mail to the
Borrowers' last known address.

      Section 3.3     Assignment of Insurance. As additional security for the
payment and performance of the Indebtedness, the Borrowers hereby assign to the
Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the
Borrowers with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrowers hereby direct the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrowers' name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Lender to be applied, at the option of the Lender, either to the prepayment of the Indebtedness or shall be disbursed to the Borrowers under staged payment terms reasonably satisfactory to the Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

      Section 3.4     Occupancy.

      (a)   The Borrowers hereby irrevocably grant to the Lender the right to take exclusive possession of the Premises at any time during a Default Period without notice or consent.

      (b)   The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are
Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

      (c)   The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Indebtedness and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

      (d)   The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises;
provided, however, that if the Lender does pay or account for any rent or other compensation for the possession,

                                      -20-

occupancy or use of any of the Premises, the Borrowers shall reimburse the
Lender promptly for the full amount thereof. In addition, the Borrowers will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this
Agreement or the provisions of this Section 3.4.

      Section 3.5     License. Without limiting the generality of any other
Security Document, the Borrowers hereby grant to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual
Property Rights of the Borrowers for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrowers for their own manufacturing and subject to the Borrowers' reasonable exercise of quality control; and (b)
selling, leasing or otherwise disposing of any or all Collateral during any
Default Period.

      Section 3.6     Financing Statement. The Borrowers authorize the Lender to file from time to time, such financing statements against collateral described as "all personal property" or "all assets" or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. All financing statements filed before the date hereof to perfect the Security Interest were authorized by the
Borrowers and are hereby re-authorized. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the
Borrowers are sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the Borrowers represent and warrant that the following information is true and correct:

            Name and address of Debtor:

            MISONIX, INC.
            1938 New Highway
            Farmingdale, NY 11735
            Federal Employer Identification No. 11-2148932
            Organizational Identification No. none

            Acoustic Marketing Research, Inc.
            1751 South Fordham Street
            Longmont, CO 80503
            Federal Employer Identification No. 84-1178245
            Organizational Identification No. 19911016571

            Hearing Innovations Incorporated
            1938 New Highway
            Farmingdale, NY 11735
            Federal Employer Identification No. 86-0659561
            Organizational Identification No. none

                                      -21-

            Name and address of Secured Party:

            Wells Fargo Bank, National Association
            119 West 40th Street
            New York, New York 10018

      Section 3.7     Setoff. The Lender may at any time or from time to time,
at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrowers by the Lender, whether or not due, against any Indebtedness, whether or not due. In addition, each other Person holding a participating interest in any Indebtedness shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the
Borrowers, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the
Borrowers the amount of such participating interest.

      Section 3.8     Collateral. This Agreement does not contemplate a sale of
accounts, contract rights or chattel paper, and, as provided by law, the
Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of
Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and the Lender need not otherwise preserve, protect, insure or care for any
Collateral. The Lender shall not be obligated to preserve any rights the
Borrowers may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the
Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. The Borrowers waive any right they may have to require the Lender to pursue any third Person for any of the Indebtedness.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

      Section 4.1     Conditions Precedent to the Initial Advances. The Lender's
obligation to make the initial Advances shall be subject to the condition precedent that the Lender shall have received all of the following, each properly executed by the appropriate party and in form and substance satisfactory to the Lender:

      (a)   This Agreement.

      (b)   The Revolving Notes.

      (c)   Intentionally Omitted.

      (d)   A true and correct copy of any and all leases pursuant to which the
Borrowers are leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

                                      -22-

      (e)   A true and correct copy of any and all mortgages pursuant to which the Borrowers have mortgaged the Premises, together with a mortgagee's disclaimer and consent with respect to each such mortgage.

      (f)   A true and correct copy of any and all agreements pursuant to which the Borrowers' property is in the possession of any Person other than the
Borrowers, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of Liens, (ii) UCC financing statements sufficient to protect the Borrowers' and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the
Borrowers' other than the Borrowers, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrowers and the Lender sufficient to protect the Borrowers' and the Lender's interests in the Borrowers' goods from any claim by such secured party.

      (g)   An acknowledgment and waiver of Liens from each warehouse in which the Borrowers are storing Inventory.

      (h)   A true and correct copy of any and all agreements pursuant to which the Borrowers' property is in the possession of any Person other than the
Borrowers, together with, (i) an acknowledgment and waiver of Liens from each subcontractor who has possession of the Borrowers' goods from time to time, (ii)
UCC financing statements sufficient to protect the Borrowers' and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than the Borrowers, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrowers and the Lender sufficient to protect the Borrowers' and the Lender's interests in the
Borrowers' goods from any claim by such secured party.

      (i)   An acknowledgment and agreement from each licensor in favor of the
Lender, together with a true, correct and complete copy of all license agreements.

      (j)   Intentionally Omitted.

      (k)   The Wholesale Lockbox and Collection Account Agreement.

      (l)   Control agreements with each bank at which the Borrowers maintain deposit accounts.

      (m)   Patent and Trademark Security Agreements.

      (n)   The Domestic Facility Agreement, properly executed.

      (o)   The Borrower Agreement, properly executed.

      (p)   The Joint Application, properly executed.

      (q)   Current searches of appropriate filing offices showing that (i) no
Liens have been filed and remain in effect against the Borrowers except
Permitted Liens or Liens held by Persons

                                      -23-

who have agreed in writing that upon receipt of proceeds of the initial
Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the
Security Interest is capable of being perfected by filing.

      (r)   A certificate of each Borrowers' Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of each
Borrower's Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of each Borrower's Constituent Documents, and (iii) examples of the signatures of each Borrower's Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on each Borrower's behalf.

      (s)   A current certificate issued by the Secretary of State of New York certifying that Misonix, Inc. is in compliance with all applicable organizational requirements of the State of New York.

      (t)   A current certificate issued by the Secretary of State of Delaware, certifying that Hearing Innovations Incorporated is in compliance with all applicable organizational requirements of the State of Delaware.

      (u)   A current certificate issued by the Secretary of State of Colorado, certifying that Acoustic Marketing Research, Inc. is in compliance with all applicable organizational requirements of the State of Colorado.

      (v)   Evidence that the Borrowers are duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

      (w)   A certificate of an Officer of each Borrower confirming, in his personal capacity, the representations and warranties set forth in Article V.

      (x)   A Borrowing Base Certificate dated less than five (5) days prior to the date of this Agreement.

      (y)   Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

      (z)   The separate Guaranty of each Guarantor, pursuant to which each
Guarantor unconditionally guarantees the full and prompt payment of all
Indebtedness.

      (aa)  Intentionally Omitted.

      (bb)  Intentionally Omitted.

                                      -24-

      (cc)  Payment of all fees due under the terms of this Agreement through the date of the initial Advance hereunder, and payment of all expenses incurred by the Lender through such date and that are required to be paid by the
Borrowers under this Agreement.

      (dd)  Evidence that after making the initial Revolving Advance, satisfying all obligations owed to the Borrowers' prior lender, satisfying all trade payables older than 60 days from invoice date, book overdrafts and closing costs, Availability shall be not less than $1,250,000.

      (ee)  A Customer Identification Information form and such other forms and verification as the Lender may need to comply with the U.S.A. Patriot Act.

      (ff)  Satisfactory verification of Borrowers' accounts receivable.

      (gg)  Satisfactory test account of Borrowers' Inventory located at BW
Manufacturing Company Inc.

      (hh)  Such other documents as the Lender in its sole discretion may require.

      Section 4.2     Conditions Precedent to All Advances. The Lender's
obligation to make each Advance shall be subject to the further conditions precedent that:

      (a)   the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

      (b)   no event has occurred and is continuing, or would result from such
Advance which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lender as follows:

      Section 5.1     Existence and Power; Name; Chief Executive Office;
Inventory and Equipment Locations; Federal Employer Identification Number and
Organizational Identification Number. MISONIX INC. is a corporation, duly organized, validly existing and in good standing under the laws of the State of
New York and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Acoustic Marketing Research, Inc. is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.
Hearing Innovations Incorporated is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or

                                      -25-

qualification necessary. The Borrowers have all requisite power and authority to conduct their businesses, to own their properties and to execute and deliver, and to perform all of their obligations under, the Loan Documents. During their existence, the Borrowers have done business solely under the names set forth in
Schedule 5.1. The Borrowers' chief executive offices and principal places of business are located at the addresses set forth in Schedule 5.1, and all of the
Borrowers' records relating to their businesses or the Collateral are kept at such locations. All Inventory and Equipment is located at such locations or at one of the other locations listed in Schedule 5.1. The Borrowers' federal employer identification numbers and organization identification numbers are correctly set forth in Section 3.6.

      Section 5.2     Capitalization. Schedule 5.2 constitutes a correct and
complete list of all Persons holding ownership interests and rights to acquire ownership interests which if fully exercised would cause such Person to hold more than five percent (5%) of all ownership interests of the Borrowers on a fully diluted basis, and an organizational chart showing the ownership structure of all Subsidiaries of the Borrowers.

      Section 5.3     Authorization of Borrowing; No Conflict as to Law or
Agreements. The execution, delivery and performance by the Borrowers of the Loan
Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrowers' Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the
Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrowers' Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrowers are a party or by which they or their properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security
Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrowers.

      Section 5.4     Legal Agreements. This Agreement constitutes and, upon due execution by the Borrowers, the other Loan Documents will constitute, the legal, valid and binding obligations of the Borrowers, enforceable against the
Borrowers in accordance with their respective terms.

      Section 5.5     Subsidiaries. Except as set forth in Schedule 5.5 hereto,
the Borrowers have no Subsidiaries.

      Section 5.6     Financial Condition; No Adverse Change. The Borrowers have furnished to the Lender their audited financial statements for their fiscal year ended June 30, 2006 and unaudited financial statements for the fiscal-year-to-date period ended September 30, 2006, and those statements fairly present the Borrowers' financial condition on the dates thereof and the results of their operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no

                                      -26-

change in the Borrowers' businesses, properties or conditions (financial or otherwise) which has had a Material Adverse Effect.

      Section 5.7     Litigation. Except as listed in Schedule 5.7, there are no actions, suits or proceedings pending or, to the Borrowers' knowledge, threatened against or affecting the Borrowers or any of their Affiliates or the properties of the Borrowers or any of their Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrowers or any of their Affiliates, would have a Material Adverse Effect on the financial condition, properties or operations of the Borrowers or any of their Affiliates.

      Section 5.8     Regulation U. The Borrowers are not engaged in the
business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the
Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      Section 5.9     Taxes. Except as listed on Schedule 5.9, the Borrowers and their Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them.
The Borrowers and their Affiliates have filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrowers or any
Affiliate, as the case may be, are required to be filed, and the Borrowers and their Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due; provided, that the
Borrowers shall not be required to pay any tax to the extent the amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

      Section 5.10    Titles and Liens. The Borrowers have good and absolute
title to all Collateral free and clear of all Liens other than Permitted Liens.
No financing statement naming the Borrowers as debtors are on file in any office except to perfect only Permitted Liens.

      Section 5.11    Intellectual Property Rights.

      (a)   OWNED INTELLECTUAL PROPERTY. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights for which the Borrower is the owner of record (the
"Owned Intellectual Property"). Except as disclosed on Schedule 5.11, (i) the
Borrowers own the Owned Intellectual Property free and clear of all restrictions
(including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no
Person other than the Borrowers own or have been granted any right in the Owned
Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) the Borrowers have taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual
Property.

                                      -27-

      (b)   AGREEMENTS WITH EMPLOYEES AND CONTRACTORS. The Borrowers have entered into a legally enforceable agreement with each of their employees and subcontractors obligating each such Person to assign to the Borrowers, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person's employment or engagement with the Borrowers (except to the extent prohibited by law), and further requiring such Person to cooperate with the Borrowers, without any additional compensation, in connection with securing and enforcing any
Intellectual Property Rights therein; provided, however, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.

      (c)   INTELLECTUAL PROPERTY RIGHTS LICENSED FROM OTHERS. Schedule 5.11 is
a complete list of all agreements under which the Borrowers have licensed
Intellectual Property Rights from another Person ("Licensed Intellectual
Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments the Borrowers are obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements, copies of which have been given to the Lender, the Borrowers' licenses to use the Licensed Intellectual Property are free and clear of all restrictions,
Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, the Borrowers are not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

      (d)   OTHER INTELLECTUAL PROPERTY NEEDED FOR BUSINESS. Except for
Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual
Property and the Licensed Intellectual Property constitute all Intellectual
Property Rights used or necessary to conduct the Borrowers' business as it is presently conducted or as the Borrowers reasonably foresee conducting it.

      (e)   INFRINGEMENT. Except as disclosed on Schedule 5.11, the Borrowers have no knowledge of, and have not received any written claim or notice alleging, any Infringement of another Person's Intellectual Property Rights
(including any written claim that the Borrowers must license or refrain from using the Intellectual Property Rights of any third party) nor, to the
Borrowers' knowledge, is there any threatened claim or any reasonable basis for any such claim.

      Section 5.12    Plans. Except as disclosed to the Lender in writing prior
to the date hereof, neither the Borrowers nor any ERISA Affiliate (a) maintain or have maintained any Pension Plan, (b) contribute or have contributed to any
Multiemployer Plan or (c) provide or have provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither the Borrowers nor any ERISA Affiliate have received any notice or have any knowledge to the effect that they are not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on

                                      -28-

the Plan's tax-qualified status. Neither the Borrowers nor any ERISA Affiliate have (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii)
any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue
Service, the Department of Labor or any participant in connection with any Plan
(other than routine claims for benefits under the Plan).

      Section 5.13    Default. The Borrowers are in compliance with all
provisions of all agreements, instruments, decrees and orders to which they are a party or by which they or their property is bound or affected, the breach or default of which could have a Material Adverse Effect.

      Section 5.14    Environmental Matters.

      (a)   Except as disclosed on Schedule 5.14, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrowers or the
Lender under the common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

      (b)   Except as disclosed on Schedule 5.14, the Borrowers have not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

      (c)   Except as disclosed on Schedule 5.14, there have not existed in the past, nor are there any threatened or impending requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation relating in any way to the Premises or the Borrowers, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto.

      (d)   Except as disclosed on Schedule 5.14, the Borrowers' businesses are and have in the past always been conducted in accordance with all Environmental
Laws and all licenses, permits and other authorizations required pursuant to any
Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrowers' possession and are in full force and effect, nor have the Borrowers been denied insurance on grounds related to potential environmental liability. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

      (e)   Except as disclosed on Schedule 5.14, the Premises are not and never have been listed on the National Priorities List, the Comprehensive
Environmental Response, Compensation and Liability Information System or any
similar federal, state or local list, schedule, log, inventory or database.

                                      -29-

      (f)   The Borrowers have delivered to the Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or the Borrowers' businesses.

      Section 5.15    Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrowers in connection with the
Borrowers' request for the credit facilities contemplated hereby (i) is true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and (iii) as to projections, valuations or proforma financial statements, presents a good faith opinion as to such projections, valuations and proforma condition and results.

      Section 5.16    Financing Statements. The Borrowers have authorized the
filing of financing statements sufficient when filed to perfect the Security
Interest and the other security interests created by the Security Documents.
When such financing statements are filed in the offices noted therein, the
Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the
Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

      Section 5.17    Rights to Payment. Each right to payment and each
instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrowers' records pertaining thereto as being obligated to pay such obligation.

      Section 5.18    Financial Solvency. Both before and after giving effect to all of the transactions contemplated in the Loan Documents, none of the
Borrowers or their Affiliates:

      (a)   Was or will be "insolvent", as that term is used and defined in
Section 101(32) of the United States Bankruptcy Code and Section 2 of the
Uniform Fraudulent Transfer Act;

      (b)   Has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrowers or such Affiliate are unreasonably small;

      (c)   By executing, delivering or performing its obligations under the
Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

      (d)   By executing, delivering or performing its obligations under the
Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

      (e)   At this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law of any jurisdiction, nor, to the best knowledge of the Borrowers, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

                                      -30-

                                   ARTICLE VI

                                    COVENANTS

      So long as the Indebtedness shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrowers will comply with the following requirements, unless the Lender shall otherwise consent in writing:

      Section 6.1     Reporting Requirements. The Borrowers will deliver, or
cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

      (a)   ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrowers, the
Borrowers' audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrowers and acceptable to the Lender, which annual financial statements shall include the
Borrowers' balance sheet as at the end of such fiscal year and the related statements of the Borrowers' income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a loan compliance letter prepared by such accountants; and (iii) a certificate of the Borrowers' chief financial officer stating that such financial statements have been prepared in accordance with
GAAP, fairly represent the Borrowers' financial position and the results of their operations, and whether or not such Officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

      (b)   MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within 30 days after the end of each month, the unaudited/internal balance sheet and statements of income and retained earnings of the Borrowers as at the end of and for such month and for the year to date period then ended, prepared, if the
Lender so requests, on a consolidating and consolidated basis to include any
Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and which fairly represent the Borrowers' financial position and the results of their operations;
and accompanied by certificates of the Borrowers' chief financial officers, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly represent the Borrowers' financial position and the results of their operations, (ii) whether or not such Officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the
Financial Covenants.

      (c)   COLLATERAL REPORTS. Within 10 days after the end of each month or more frequently if the Lender so requires, the Borrowers' accounts receivable and their accounts payable, a detailed inventory report, an inventory certification report, and a calculation of the

                                      -31-

Borrowers' Accounts, Eligible Accounts, Inventory and Eligible Inventory as at
the end of such month or shorter time period. Such reports shall be sent to
Lender and CSI, in form acceptable to Lender.

      (d)   PROJECTIONS. No later than thirty (30) days prior to the beginning of the next fiscal year, the Borrowers' projected balance sheets, income statements and statements of cash flow for each quarter of the succeeding fiscal year, each in reasonable detail. Such items will be certified by the Officer or
Officers who is or are the Borrowers' chief financial officer as being the most accurate projections available and identical to the projections used by the
Borrowers for internal planning purposes and be delivered with a statement of underlying assumptions and such supporting schedules and information as the
Lender may in its discretion require.

      (e)   SUPPLEMENTAL REPORTS. Weekly, or more frequently if the Lender so requires, the Borrowers' "daily collateral reports", receivables schedules, collection reports, copies of invoices to account debtors, signed and dated shipment documents and delivery receipts for goods sold to said account debtors.

      (f)   LITIGATION. Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower (i) of the type described in Section
5.14(c) or (ii) which seek a monetary recovery against the Borrower in excess of
$100,000.

      (g)   DEFAULTS. When any Officer of the Borrowers become aware of the probable occurrence of any Default or Event of Default, and no later than 3 days after such Officer becomes aware of such Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrowers of the steps being taken by the Borrowers to cure the effect thereof.

      (h)   PLANS. As soon as possible, and in any event within 30 days after+
the Borrowers know or have reason to know that any Reportable Event with respect to any Pension Plan has occurred, a statement signed by the Officer or Officers who is or are the Borrowers' chief financial officer setting forth details as to such Reportable Event and the action which the Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after the Borrowers fail to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, the
Borrowers will deliver to the Lender a statement signed by the Officer or
Officers who is or are the Borrowers' chief financial officer setting forth details as to such failure and the action which the Borrowers propose to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within ten days after the Borrowers know or have reason to know that it has or is reasonably expected to have any liability under
Sections 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrowers will deliver to the Lender a statement of the Borrowers' chief financial officer(s)
setting forth details as to such liability and the action which the Borrowers propose to take with respect thereto.

                                      -32-

      (i)   DISPUTES. Promptly upon knowledge thereof, notice of (i) any disputes or claims by the Borrowers' customers in excess of $10,000 in the aggregate; (ii) credit memos; and (iii) any goods returned to or recovered by the Borrower.

      (j)   OFFICERS AND DIRECTORS. Promptly upon knowledge thereof, notice of any change in the persons constituting the Borrowers' Officers and Directors.

      (k)   COLLATERAL. Promptly upon knowledge thereof, notice of any material loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof.

      (l)   COMMERCIAL TORT CLAIMS. Promptly upon knowledge thereof, notice of any commercial tort claims they may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the
Borrowers' damages, copies of any complaint or demand letter submitted by the
Borrowers, and such other information as the Lender may request.

      (m)   INTELLECTUAL PROPERTY.

            (i)       30 days prior written notice of a Borrower's intent to
      acquire material Intellectual Property Rights; except for transfers permitted under Section 6.18, such Borrower will give the Lender 30 days prior written notice of its intent to dispose of material Intellectual
      Property Rights and upon request shall provide the Lender with copies of all proposed documents and agreements concerning such rights.

            (ii)      Promptly upon knowledge thereof, notice of (A) any
      Infringement of their Intellectual Property Rights by others, (B) claims that the Borrowers are Infringing another Person's Intellectual Property
      Rights and (C) any threatened cancellation, termination or material limitation of their Intellectual Property Rights.

            (iii)     Promptly upon receipt, copies of all registrations and
      filings with respect to their Intellectual Property Rights.

      (n)   REPORTS TO OWNERS. Promptly upon their distribution, copies of all financial statements, reports and proxy statements which a Borrower shall have sent to its Owners.

      (o)   SEC FILINGS. Promptly after the sending or filing thereof, copies of all regular and periodic reports which the Borrowers shall file with the
Securities and Exchange Commission or any national securities exchange.

      (p)   TAX RETURNS OF BORROWERS. As soon as possible, and in any event no later than five days after they are due to be filed, copies of the state and federal income tax returns and all schedules thereto of the Borrowers.

      (q)   BORROWING BASE CERTIFICATE. Within 10 days after the end of each month or more frequently if the Lender so requires, a Borrowing Base Certificate for Ex-Im Bank Guaranteed Line, the form of which is attached hereto as Exhibit
D.

                                      -33-

      (r)   VIOLATIONS OF LAW. Promptly upon knowledge thereof, notice of the
Borrowers' violation of any law, rule or regulation, the non-compliance with which could have a Material Adverse Effect on the Borrower.

      (s)   OTHER REPORTS. From time to time, with reasonable promptness, any and all receivables schedules, inventory reports, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may reasonably request.

      Section 6.2     Financial Covenants.

      (a)   Intentionally Omitted.

      (b)   MINIMUM NET INCOME/NET LOSS. The Borrowers on a consolidated basis shall not have a Net Loss of more than $700,000 for the fiscal quarter ending
December 31, 2006 and no more than $340,000 for the fiscal quarter ending March
31, 2007 and no more than $150,000 for the fiscal quarter ending June 30, 2007.

      (c)   Intentionally Omitted.

      (d)   Intentionally Omitted.

      (e)   Intentionally Omitted.

      (f)   Intentionally Omitted.

      (g)   CAPITAL EXPENDITURES. The Borrowers will not incur or contract to incur Capital Expenditures of more than $1,000,000 in the aggregate during any fiscal year, or more than $1,000,000 in any one transaction.

      (h)   Intentionally Omitted.

      (i)   Intentionally Omitted.

      Section 6.3     Permitted Liens; Financing Statements.

      (a)   The Borrowers will not create, incur or suffer to exist any Lien upon or of any of their assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (each a "Permitted Lien"; collectively, "Permitted Liens"):

            (i)       In the case of any of the Borrowers' property which is not
      Collateral, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the
      Borrowers' business or operations as presently conducted;

            (ii)      Liens in existence on the date hereof and listed in
      Schedule 6.3 hereto, securing indebtedness for borrowed money permitted under this Agreement;

                                      -34-

            (iii)     The Security Interest and Liens created by the Security
      Documents; and

            (iv)      Purchase money Liens relating to the acquisition of
      machinery and equipment of the Borrowers not exceeding the lesser of cost or fair market value thereof and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

      (b)   The Borrowers will not amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any
Person to amend financing statements in favor of the Lender shall be in writing.

      Section 6.4     Indebtedness. The Borrowers will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrowers' behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

      (a)   Any existing or future Indebtedness or any other obligations of the
Borrowers to the Lender;

      (b)   Any indebtedness of the Borrowers in existence on the date hereof and listed in Schedule 6.4 hereto; and

      (c)   Any indebtedness relating to Permitted Liens.

      Section 6.5     Guaranties. The Borrowers will not assume, guarantee,
endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

      (a)   The endorsement of negotiable instruments by the Borrowers for deposit or collection or similar transactions in the ordinary course of business; and

      (b)   Guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto.

      Section 6.6     Investments and Subsidiaries. The Borrowers will not make
or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person or Affiliate, including any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any other Person or Affiliate, except:

      (a)   Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2"
by Standard & Poor's Ratings Services or "P-1" or "P-2" by Moody's Investors
Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of

                                      -35-

$100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

      (b)   Travel advances or loans to the Borrowers' Officers and employees not exceeding at any one time an aggregate of $100,000;

      (c)   Prepaid rent not exceeding one month or security deposits;

      (d)   Current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto; and

      (e)   Loans to any Borrower or Guarantor not to exceed $100,000 in the aggregate.

      Section 6.7     Dividends and Distributions. The Borrowers will not
declare or pay any dividends (other than dividends payable solely in stock of the Borrowers) on any class of its stock, or make any payment on account of the purchase, redemption or other retirement of any shares of such stock, or other securities or evidence of their indebtedness or make any distribution in respect thereof, either directly or indirectly.

      Section 6.8     Salaries. The Borrowers will not pay excessive or
unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or, in any year in which the Borrowers were not profitable on a consolidated basis, increase the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than ten percent (10%) in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.

      Section 6.9     Intentionally Omitted.

      Section 6.10    Books and Records; Collateral Examination, Inspection and
Appraisals.

      (a)   Each Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrowers' business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with
GAAP and, upon the Lender's request, will permit any officer, employee, attorney, accountant or other agent of the Lender to audit, review, make extracts from or copy any and all company and financial books and records of the
Borrowers at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrowers, and to discuss the Borrowers' affairs with any of their
Directors, Officers, employees or agents.

      (b)   Each Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to the Lender or its designated agent, at the Borrowers' expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrowers.

                                      -36-

      (c)   Each Borrower will permit the Lender or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrowers at any time during ordinary business hours and upon reasonable notice.

      (d)   The Lender may also, from time to time, no more than two times each calendar year, obtain at the Borrowers' expense an appraisal of Inventory by an appraiser acceptable to the Lender in its sole discretion.

      Section 6.11    Account Verification.

      (a)   The Lender or its agent may at any time and from time to time send or require the Borrowers to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender or its agent may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

      (b)   The Borrowers shall pay when due each account payable due to a
Person holding a Permitted Lien (as a result of such payable) on any Collateral.

      Section 6.12    Compliance with Laws.

      (a)   The Borrowers shall (i) comply and cause each Subsidiary to comply, with the requirements of applicable laws and regulations, the non-compliance with which would have a Material Adverse Effect and (ii) use and keep the
Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

      (b)   Without limiting the foregoing undertakings, the Borrowers specifically agree that they will comply and cause each Subsidiary to comply, with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

      (c)   The Borrowers shall (i) ensure and cause each Subsidiary to ensure, that no Owner shall be listed on the Specially Designated Nationals and Blocked
Person List or other similar lists maintained by the Office of Foreign Assets
Control ("OFAC"), the Department of the Treasury or included in any Executive
Orders, (ii) not use or permit the use of the proceeds of the Credit Facility or any other financial accommodation from the Lender to violate any of the foreign asset control regulations of OFAC or other applicable law, (iii) comply and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (iv) otherwise comply with the
USA Patriot Act as required by federal law and the Lender's policies and practices.

      Section 6.13    Payment of Taxes and Other Claims. The Borrowers will pay
or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon them or upon their income or profits, upon any properties belonging to them (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest,

                                      -37-

prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by them, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrowers; provided, that the Borrowers shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

      Section 6.14    Maintenance of Properties.

      (a)   Each Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this covenant shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Borrower's judgment, desirable in the conduct of the Borrowers' business and not disadvantageous in any material respect to the Lender. Each Borrower will take all commercially reasonable steps necessary to protect and maintain its
Intellectual Property Rights.

      (b)   Each Borrower will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. Each Borrower will keep all Collateral free and clear of all
Liens except Permitted Liens. Each Borrower will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual
Property Rights and to defend itself against any Person accusing it of
Infringing any Person's Intellectual Property Rights.

      Section 6.15    Insurance. Each Borrower will obtain and at all times
maintain insurance with insurers acceptable to the Lender, in such amounts, on such terms (including any deductibles) and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, each Borrower will at all times keep all tangible Collateral insured against risks of fire
(including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the
Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

      Section 6.16    Preservation of Existence. Each Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

      Section 6.17    Delivery of Instruments, etc. Upon written request by the
Lender, the Borrowers will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrowers.

                                      -38-

      Section 6.18    Sale or Transfer of Assets; Suspension of Business
Operations. No Borrower will sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. No Borrower will transfer any part of its ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that a Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual
Property Rights are no longer useful in its business. If any Borrower transfers any Intellectual Property Rights for value, the Borrower will pay over the proceeds to the Lender for application to the Indebtedness. No Borrower will license any other Person to use any of the Borrower's Intellectual Property
Rights, except that the Borrower may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers.

      Section 6.19    Consolidation and Merger; Asset Acquisitions. No Borrower
will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other
Person.

      Section 6.20    Sale and Leaseback. No Borrower will enter into any
arrangement, directly or indirectly, with any other Person whereby any Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

      Section 6.21    Restrictions on Nature of Business. The Borrowers will not engage in any line of business materially different from that presently engaged in by the Borrowers and will not purchase, lease or otherwise acquire assets not related to its business.

      Section 6.22    Accounting. The Borrowers will not adopt any material
change in accounting principles other than as required by GAAP. The Borrowers will not adopt, permit or consent to any change in its fiscal year.

      Section 6.23    Discounts, etc. After notice from the Lender, the
Borrowers will not grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold. The Borrowers will not at any time modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrowers outside the ordinary course of business.

      Section 6.24    Plans. Except as disclosed to the Lender in writing prior
to the date hereof, neither the Borrowers nor any ERISA Affiliate will (i)
adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv)
amend any Plan in a manner that would materially increase its funding obligations.

                                      -39-

      Section 6.25    Place of Business; Name. The Borrowers will not transfer
their chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrowers will not permit any tangible
Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. No Borrower will change its name or jurisdiction of organization.

      Section 6.26    Constituent Documents; S Corporation Status. The Borrowers
will not amend their Constituent Documents. No Borrower will become an S
Corporation.

      Section 6.27    Performance by the Lender. If the Borrowers at any time
fail to perform or observe any of the foregoing covenants contained in this
Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrowers written notice thereof
(or in the case of the agreements contained in Section 6.13 and Section 6.15, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrowers (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure
(including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the
Lender, together with interest thereon from the date expended or incurred at the
Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrowers, the Borrowers hereby irrevocably appoint the Lender, or the Lender's delegate, acting alone, as the Borrowers' attorney in fact
(which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrowers any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrowers hereunder.

                                   ARTICLE VII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

      Section 7.1     Events of Default. "Event of Default", wherever used
herein, means any one of the following events:

      (a)   Default in the payment of the Revolving Note or any default with respect to any other Indebtedness due from Borrowers to Lender as such
Indebtedness becomes due and payable;

                                      -40-

      (b)   Default in the performance, or breach, of any covenant or agreement of any Borrowers contained in this Agreement;

      (c)   An Overadvance arises as the result of any reduction in the
Borrowing Base, or arises in any manner on terms not otherwise approved of in advance by the Lender in writing;

      (d)   A Change of Control shall occur;

      (e)   Any Financial Covenant shall become inapplicable due to the lapse of time and the failure of the Lender and any Borrower to come to any agreement to amend any such covenant to cover future periods that is acceptable to the Lender in the Lender's sole discretion;

      (f)   Any Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or any Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of any Borrower or such Guarantor, as the case may be; or any Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or
any such proceeding shall be instituted (by petition, application or otherwise)
against any Borrower or any such Guarantor, for which such Borrower or Guarantor has not sought to dismiss within 15 days and which is not in fact dismissed within 45 days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or any Guarantor;

      (g)   A petition shall be filed by or against any Borrower or any
Guarantor under the United States Bankruptcy Code or the laws of any other jurisdiction naming any Borrower or such Guarantor as debtor, except that, with respect to an involuntary petition being filed against any Borrower or Guarantor for which an order for relief has not been entered, such Borrower or Guarantor shall have a period of 15 days within which to seek to dismiss the petition and a period of 45 days within which such petition must be dismissed;

      (h)   Intentionally Omitted;

      (i)   Any representation or warranty made by any Borrower in this
Agreement, by any Guarantor in any Guaranty delivered to the Lender, or by any
Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such Guaranty shall be incorrect in any material respect;

      (j)   The rendering against any Borrower of an arbitration award, a final judgment, decree or order for the payment of money in excess of $100,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

                                      -41-

      (k)   A default under any bond, debenture, note or other evidence of material indebtedness of any Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract;

      (l)   Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to any Borrower by the
Lender; or a trustee shall have been appointed by an appropriate United States
District Court to administer any Pension Plan; or the Pension Benefit Guaranty
Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or any Borrower or any
ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or any Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension
Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may reasonably determine are likely to occur in the future, result in the imposition of a Lien on any Borrower's assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of any Borrower to the Multiemployer Plan under
Title IV of ERISA;

      (m)   An event of default shall occur under any Security Document which continues beyond any applicable cure period, if any;

      (n)   Default in the payment of any amount owed by any Borrower to the
Lender other than any Indebtedness arising hereunder;

      (o)   Any Guarantor shall repudiate, purport to revoke or fail to perform any obligation under such Guaranty in favor of the Lender, any individual
Guarantor shall die or any other Guarantor shall cease to exist;

      (p)   Intentionally Omitted;

      (q)   The Lender believes in good faith that the prospect of payment in full of any part of the Indebtedness, or that full performance by any Borrower under the Loan Documents, is impaired, or that there has occurred any material adverse change in the business or financial condition of any Borrower;

      (r)   There has occurred any breach, default or event of default by or attributable to, any Affiliate under any agreement between the Affiliate and the
Lender;

      (s)   The indictment of any Director, Officer, Guarantor, or any Owner of.
at least twenty percent (20%) of the issued and outstanding common stock of any
Borrower for a felony offence under state or federal law; or

                                      -42-

      (t)   A Default or Event of Default under the Domestic Facility Agreement or any document, instrument or agreement executed in connection therewith.

      Section 7.2     Rights and Remedies. During any Default Period, the Lender
may exercise any or all of the following rights and remedies:

      (a)   The Lender may, by notice to any Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

      (b)   The Lender may, by notice to any Borrower, declare the Indebtedness to be forthwith due and payable, whereupon all Indebtedness shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrowers hereby expressly waive;

      (c)   The Lender may, without notice to the Borrowers and without further action, apply any and all money owing by the Lender to the Borrowers to the payment of the Indebtedness;

      (d)   The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrowers hereby expressly waive) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrowers will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to all parties;

      (e)   Intentionally Omitted;

      (f)   The Lender may exercise and enforce its rights and remedies under the Loan Documents;

      (g)   The Lender may without regard to any waste, adequacy of the security or solvency of the Borrowers, apply for the appointment of a receiver of the
Collateral, to which appointment the Borrowers hereby consent, whether or not foreclosure proceedings have been commenced under the Security Documents and whether or not a foreclosure sale has occurred; and

      (h)   The Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(f) or (g), the Indebtedness shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind. If the Lender sells any of the Collateral on credit, the Indebtedness will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Indebtedness.

                                      -43-

      Section 7.3     Certain Notices. If notice to the Borrowers of any
intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8.1     No Waiver; Cumulative Remedies; Compliance with Laws. No
failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

      Section 8.2     Amendments, Etc. No amendment, modification, termination
or waiver of any provision of any Loan Document or consent to any departure by the Borrowers therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall give rise to an entitlement of the Borrowers to any other or further notice or demand in similar or other circumstances.

      Section 8.3     Notices; Communication of Confidential Information;
Requests for Accounting. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan
Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, (d) transmitted by telecopy, or (e) sent as electronic mail, in each case delivered or sent to the party to whom notice is being given to the business address, telecopier number, or e mail address set forth below next to its signature, and with respect to any Borrower, to its counsel, Joel Frank,
Esq. by facsimile at (212) 688-2870, or, as to each party, at such other business address, telecopier number, or e mail address as it may hereafter designate in writing to the other party(ies) pursuant to the terms of this
Section. All such notices, requests, demands and other communications shall be deemed to be an authenticated record communicated or given on (a) the date received if personally delivered, (b) two days following when deposited in the mail if delivered by mail, (c) one day following the date delivered to the courier if delivered by overnight courier, or (d) the date of transmission if sent by telecopy or by e mail, except that notices or requests delivered to the
Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All notices, financial information, or other business records sent by any party to this Agreement may be transmitted, sent, or otherwise communicated via such medium as the sending party may deem appropriate and commercially reasonable; provided, however, that the risk that the confidentiality or privacy of such notices, financial information, or other business records sent by any party may be compromised shall be

                                      -44-

borne exclusively by the Borrowers. All requests for an accounting under Section
9-210 of the UCC (i) shall be made in a writing signed by a Person authorized under Section 2.2(b), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation, (iii) shall be deemed to be sent when received by the Lender and
(iv) shall otherwise comply with the requirements of Section 9-210. The
Borrowers request that the Lender respond to all such requests which on their face appear to come from an authorized individual and release the Lender from any liability for so responding. The Borrowers shall pay the Lender the maximum amount allowed by law for responding to such requests.

      Section 8.4     Further Documents. The Borrowers will from time to time
execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security
Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrowers execute, deliver, endorse or authorize the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

      Section 8.5     Costs and Expenses. The Borrowers shall pay on demand all
costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with the Indebtedness, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection of the Indebtedness, and enforcement of the Loan Documents and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security
Interest.

      Section 8.6     Indemnity. In addition to the payment of expenses pursuant to Section 8.5, the Borrowers shall indemnify, defend and hold harmless the
Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing
(the "Indemnitees") from and against any of the following (collectively,
"Indemnified Liabilities"):

            (i)       Any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

            (ii)      Any claims, loss or damage to which any Indemnitee is
      subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.12(b) ; and

            (iii)     Any and all other liabilities (except for any income tax
      liability incurred by Lender), losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever
      (including the reasonable fees and disbursements of

                                      -45-

      counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the
      Loan Documents or the use or intended use of the proceeds of the Advances, except for any such liabilities, losses, and damages caused by Lender's gross negligence or willful misconduct.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrowers, or counsel designated by the Borrowers and satisfactory to the
Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers' sole cost and expense. Each Indemnitee will cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers' obligations under this Section
8.6 shall survive the termination of this Agreement and the discharge of the
Borrowers' other obligations hereunder.

      Section 8.7     Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants.
All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

      Section 8.8     Execution in Counterparts; Telefacsimile Execution. This
Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this
Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

      Section 8.9     Retention of Borrowers' Records. The Lender shall have no
obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrowers or in connection with the Loan Documents for more than 30 days after receipt by the
Lender. If there is a special need to retain specific records, the Borrowers must inform the Lender of its need to retain those records with particularity, which must be delivered in accordance with the notice provisions of Section 8.3 within 30 days of the Lender taking control of same.

      Section 8.10    Binding Effect; Assignment; Complete Agreement; Sharing
Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights thereunder or any interest therein without the Lender's prior written

                                      -46-

consent. To the extent permitted by law, the Borrowers waive and will not assert against any assignee any claims, defenses or set-offs which the Borrowers could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower. This Agreement, together with the Loan
Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. To the extent that any provision of this Agreement contradicts other provisions of the Loan Documents, this Agreement shall control. Without limiting the Lender's right to share information regarding the
Borrowers and their Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender and Wells Fargo Bank may share any and all information they may have in their possession regarding the Borrowers and their Affiliates, and the Borrowers waive any right of confidentiality they may have with respect to such sharing of information.

      Section 8.11    Severability of Provisions. Any provision of this
Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

      Section 8.12    Headings. Article, Section and subsection headings in this
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 8.13    Governing Law; Jurisdiction, Venue; Waiver of Jury Trial.
The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient; (iii) agree that any litigation initiated by the
Lender or the Borrowers in connection with this Agreement or the other Loan
Documents may be venued in either the state or federal courts located in the
County of New York, New York and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      Section 8.14    Incorporation of Borrower Agreement by Reference. This
Agreement shall constitute the "Loan Agreement" under the Borrower Agreement, and the Credit Facility shall constitute the "Loan Facility" under the Borrower
Agreement. The terms of the Borrower Agreement are hereby incorporated herein by this reference. In the event that any provision of this Agreement conflicts with or is inconsistent with any provision of the Borrower Agreement, the provision that is more burdensome or restrictive as to the Borrowers shall control.

                                      -47-

--------------------------------------------------------------------------------
THE BORROWERS AND THE LENDER WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT
LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT.
--------------------------------------------------------------------------------

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MISONIX, INC.                         MISONIX, INC.
1938 New Highway
Farmingdale, NY 11735
Telecopier: 631-694-9412              By: /s/ Richard Zaremba
Attention: Richard Zaremba                -------------------
                                          Richard Zaremba, Senior Vice President

Acoustic Marketing Research, Inc.     ACOUSTIC MARKETING RESEARCH, INC.
1751 South Fordham Street
Longmont, CO 80503
Telecopier: 631-694-9412              By: /s/ Richard Zaremba
Attention: Richard Zaremba                -------------------
                                          Richard Zaremba, Senior Vice President

Hearing Innovations Incorporated      HEARING INNOVATIONS INCORPORATED
1938 New Highway
Farmingdale, NY 11735
Telecopier: 631-694-9412              By: /s/ Richard Zaremba
Attention: Richard Zaremba                -------------------
                                          Richard Zaremba, Senior Vice President

Wells Fargo Bank,                     WELLS FARGO BANK, NATIONAL ASSOCIATION
National Association
119 West 40th Street
New York, New York 10018
Telecopier: 646-728-3279
Attention: Portfolio Manager for      By: /s/ Christopher Stavrakos
MISONIX, INC.                             -------------------------
                                          Christopher Stavrakos,
                                          Senior Vice President

                                      -48-

                         TABLE OF EXHIBITS AND SCHEDULES

Exhibit A             Form of Revolving Notes

Exhibit B             Compliance Certificate

Exhibit C             Premises

Exhibit D             Borrowing Base Certificate

Schedule 5.1          Trade Names, Chief Executive Office, Principal Place of
                      Business, and Locations of Collateral

Schedule 5.2          Capitalization and Organizational Chart

Schedule 5.5          Subsidiaries

Schedule 5.7          Litigation Matters

Schedule 5.9          Taxes

Schedule 5.11         Intellectual Property Disclosures

Schedule 5.14         Environmental Matters

Schedule 6.3          Permitted Liens

Schedule 6.4          Permitted Indebtedness and Guaranties

                Exhibit A-1 to Credit and Security Agreement (Ex-Im Subfacility)

                          EXPORT-IMPORT REVOLVING NOTE

$900,000

                                                               December 29, 2006

      For value received, the undersigned, MISONIX, INC., a New York corporation, Acoustic Marketing Research, Inc. d/b/a Sonora Medical Systems, a
Colorado corporation, Hearing Innovations Incorporated, a Delaware corporation
(collectively, the "Borrower"), jointly and severally hereby promises to pay on the Termination Date under the Ex-Im Credit Agreement (defined below), to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), acting through its Wells Fargo Business Credit operating division, at its office at 119 West
40th Street, New York, New York 10018, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Nine Hundred Thousand
($900,000.00) or, if less, the aggregate unpaid principal amount of all Advances
(as defined in the Ex-Im Credit Agreement) made by the Lender to the Borrower under the Ex-Im Credit Agreement and evidenced by this Note, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement (Ex-Im Subfacility) of even date herewith (the "Ex-Im Credit Agreement") by and between the Lender and the
Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Ex-Im Credit Agreement. This Note may be prepaid only in accordance with the Ex-Im Credit Agreement.

      This Note is issued pursuant, and is subject, to the Ex-Im Credit
Agreement, which provides, among other things, for acceleration hereof. This
Note, together with the Export Import Revolving Note of even date herewith in the maximum principal amount of One Hundred Thousand Dollars ($100,000), are the
Revolving Notes referred to in the Ex-Im Credit Agreement. This Note is secured, among other things, pursuant to the Ex-Im Credit Agreement and the Security
Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

      The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

      Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

MISONIX, INC.                         ACOUSTIC MARKETING RESEARCH, INC.
                                      d/b/a SONORA MEDICAL SYSTEMS

By: ______________________            By: ______________________
    Richard Zaremba,                      Richard Zaremba,
    Senior Vice President                 Senior Vice President

HEARING INNOVATIONS INCORPORATED

By: ______________________________________
    Richard Zaremba, Senior Vice President

                                       A-1

            Exhibit A-2 to the Credit and Security Agreement (Ex-Im Subfacility)

                          EXPORT-IMPORT REVOLVING NOTE

$100,000                                                       December 29, 2006

      For value received, the undersigned, MISONIX, INC., a New York corporation, Acoustic Marketing Research, Inc. d/b/a Sonora Medical Systems, a
Colorado corporation, Hearing Innovations Incorporated, a Delaware corporation
(collectively, the "Borrower"), jointly and severally hereby promises to pay on the Termination Date under the Ex-Im Credit Agreement (defined below), to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), acting through its Wells Fargo Business Credit operating division, at its office at 119 West
40th Street, New York, New York 10018, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Thousand
Dollars ($100,000.00) or, if less, the aggregate unpaid principal amount of all
Advances (as defined in the Ex-Im Credit Agreement) made by the Lender to the
Borrower under the Ex-Im Credit Agreement and evidenced by this Note, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement (Ex-Im Subfacility) of
even date herewith (the "Ex-Im Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Ex-Im Credit Agreement. This Note may be prepaid only in accordance with the Ex-Im Credit Agreement.

      This Note is issued pursuant, and is subject, to the Ex-Im Credit
Agreement, which provides, among other things, for acceleration hereof. This
Note, together with the Export Import Revolving Note of even date herewith in the maximum principal amount of Nine Hundred Thousand Dollars ($900,000), are the Revolving Notes referred to in the Ex-Im Credit Agreement. This Note is secured, among other things, pursuant to the Ex-Im Credit Agreement and the
Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

      The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

      Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

MISONIX, INC.                         ACOUSTIC MARKETING RESEARCH, INC.
                                      d/b/a SONORA MEDICAL SYSTEMS

By: ______________________            By: ______________________
    Richard Zaremba,                      Richard Zaremba,
    Senior Vice President                 Senior Vice President

HEARING INNOVATIONS INCORPORATED

By: ______________________________________
    Richard Zaremba, Senior Vice President

                                       A-2

                  EXHIBIT B TO CREDIT AND SECURITY AGREEMENT (EX-IM SUBFACILITY)

                             COMPLIANCE CERTIFICATE

To:         Wells Fargo Bank, National Association
Date:       ___________________, 200____
Subject:    Financial Statements

      In accordance with our Credit and Security Agreement dated as of December
___, 2006 (as amended from time to time, the "Credit Agreement"), attached are the financial statements of ___________________ (the "Borrower") as of and for
_________________, 200__ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

      I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the
Borrower's financial condition as of the date thereof.

      I further hereby certify as follows: Events of Default. (Check one):

      [ ]   The undersigned does not have knowledge of the occurrence of a
            Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

      [ ]   The undersigned has knowledge of the occurrence of a Default or
            Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.6(d) of the Credit Agreement, the Lender may
            impose the Default Rate at any time during the resulting Default
            Period.

      Material Adverse Change in Litigation Matters of the Borrower. I further hereby certify as follows (check one):

      [ ]   The undersigned has no knowledge of any material adverse change to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor.

      [ ]   The undersigned has knowledge of material adverse changes to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor not previously disclosed in Schedule 5.7. Attached to this Certificate is a statement of the facts with respect thereto.

      Financial Covenants. I further hereby certify as follows (check and complete each of the following):

      1.    MINIMUM NET INCOME/NET LOSS. The Borrower shall not have a Net Loss of more than $700,000 for the fiscal quarter ending December 31, 2006 and no more than $340,000 for

                                       B-1

the fiscal quarter ending March 31, 2007 and no more than $150,000 for the quarter ending June 30, 2007.

      2.    CAPITAL EXPENDITURES. Pursuant to Section 6.2(g) of the Credit
Agreement, for the year-to-date period ending on the Reporting Date, the
Borrower has expended or contracted to expend during the fiscal year ended
_______________, 200___, for Capital Expenditures, $_______________ in the
aggregate and at most $_______________ in any one transaction, which [ ]
satisfies [ ] does not satisfy the requirement that such expenditures not exceed
$1,000,000 in the aggregate and $1,000,000 for any one transaction during such year.

      3.    SALARIES. As of the Reporting Date, the Borrower has not paid excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation, or, in any year in which the Borrowers were not profitable on a consolidated basis, increased the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than ten percent (10%) over the amount paid in the
Borrower's previous fiscal year, either individually or for all such persons in the aggregate, and has not paid any increase from any source other than profits earned in the year of payment, and as a consequence [ ] is [ ] is not in compliance with Section 6.8 of the Credit Agreement.

      Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                      __________________________________________

                                      By: ______________________________________
                                          Its Chief Financial Officer

                                       B-2

                  EXHIBIT C TO CREDIT AND SECURITY AGREEMENT (EX-IM SUBFACILITY)

                                    PREMISES

      The Premises referred to in the Credit and Security Agreement are legally described as follows:

                                1938 New Highway
                              Farmingdale, NY 11735

                            1751 South Fordham Street
                               Longmont, CO 08503

                                     S-5.1-1

                  EXHIBIT D TO CREDIT AND SECURITY AGREEMENT (EX-IM SUBFACILITY)

                      BORROWING BASE CERTIFICATE FOR EX-IM

                              BANK GUARANTEED LINE

To: TBD, WFBC
    Tel: (646) 728- Fax: (646) 728-3279
To: Brad Young, Wells Fargo HSBC Trade Bank, San Francisco
    Tel: 415.396.6166 Fax: 415.975.6558 youngbk@wellsfargo.com

                                     As of Date ("Reporting Date"):_____________

BORROWER: MISONIX, INC. & SUBS.

In accordance with our Credit and Security Agreement dated as of December 29,
2006 (the "Credit Agreement"), set forth below is the calculation of the
Borrowing Base and Availability as of the date shown above (the "Reporting
Date"). All terms used in this certificate have the meanings given to them in the Credit Agreement. Unless otherwise indicated, all amounts are as of the
Reporting Date.

At the end of the calendar quarters, Borrower is to submit with this Borrowing
Base Certificate copies of 10% of the number of invoices which must exceed 10%
of the total dollar balance of the export-related A/R. These copies should be faxed or e-mailed in PDF format to Brad Young at 415.975.6558 or
youngbk@wellsfargo.com.

Indirect exports (i.e. goods which are exported but the billed customer is in the United States) are not allowed to be financed under the $1 million Ex-Im line.

                                     S-5.1-2

               EXHIBIT D TO CREDIT AND SECURITY AGREEMENT (CON'T.)

--------------------------------------------------------------------------------
            A. ELIGIBLE EXPORT RELATED ACCOUNTS RECEIVABLE          AMOUNT
      (DOES NOT INCLUDE PUERTO RICO; SEE NOTE AT BOTTOM)
      ARISING FROM THE EXPORT OF GOODS FROM THE UNITED STATES.
--------------------------------------------------------------------------------
            A. Beginning Gross Export A/R from prior month.
                                                              ------------------
                        a. Add Export Sales
                                                              ------------------
                        b. Less Export Payments received
                                                              ------------------
                        c. Less Credit memos or other
                           adjustments
                                                              ------------------
            Control Balance: total of A + a. - b. - c.)                       $0
                                                              ------------------
            G/L Balance
                                                              ------------------
            A/R Aging Balance
                                                              ------------------
            1. Export A/R Beginning Balance (Use lower of
      Control, G/L or A/R Aging balance). Export A/R are net
      of any and all rights of offset or counterclaim,
      including cash-in-advance deposits.
--------------------------------------------------------------------------------
            2. Ineligible Export-Related Accounts Receivable
--------------------------------------------------------------------------------
                        (i) that does not arise from the
            sale of Items in the ordinary course of the
            Borrower's business;
--------------------------------------------------------------------------------
                        (ii) that is not subject to a valid,
            perfected first priority Lien in favor of the
            Lender or which are subject to any lien,
            security interest or claim in favor of any
            Person other than the Lender;
--------------------------------------------------------------------------------
                        (iii) as to which any covenant,
            representation or warranty contained in the Loan
            Documents with respect to such Account
            Receivable has been breached;
--------------------------------------------------------------------------------
                        (iv) that is not owned by the
            Borrower or is subject to any right, claim or
            interest of another Person other than the Liens
            in favor of the Lender;
--------------------------------------------------------------------------------
                        (v) with respect to which an invoice
            has not been sent;
--------------------------------------------------------------------------------
                        (vi) that arises from the sale of
            defense articles or defense services;
--------------------------------------------------------------------------------
                        (vii) that is due and payable from a
            Buyer located in a country with which Ex-Im Bank
            is prohibited from doing business as designated
            in the Country Limitation Schedule ("CLS") which
            can be found on Ex-Im's website at www.exim.gov
            under "Apply". Those countries with an "X" for
            financing under one year are ineligible;
--------------------------------------------------------------------------------
                        (viii) that does not comply with the
            requirements of the Country Limitation Schedule
            ("CLS"). Some countries which are open for
            short-term Ex-Im support have restrictions
            outlined in the footnotes which may make these
            receivables and corresponding inventory
            ineligible.
--------------------------------------------------------------------------------
                        (ix) that has an original due
            greater than ninety (90) days from invoice date;
--------------------------------------------------------------------------------

                                     S-5.1-3

               EXHIBIT D TO CREDIT AND SECURITY AGREEMENT (CON'T.)

                        (x) that is more than sixty (60)
            days past due from its original due date
--------------------------------------------------------------------------------
                        (xi) Accounts owed by an account
            debtor, regardless of whether otherwise
            eligible, if 25% or more of the total amount of
            Accounts due from such debtor is ineligible
            under clauses (ix), or (x) above;
--------------------------------------------------------------------------------
                        (xii) that is owing by an account
            debtor, regardless of whether otherwise
            eligible, to the extent that the balance of such
            Accounts exceeds 15% of the aggregate amount of
            all Eligible Accounts;
--------------------------------------------------------------------------------
                        (xiii) that arises from a sale of
            goods to or performance of services for an
            employee of the Borrower, a stockholder of the
            Borrower, a subsidiary of the Borrower, a Person
            with a controlling interest in the Borrower or a
            Person which shares common controlling ownership
            with the Borrower;
--------------------------------------------------------------------------------
                        (xiv) that is backed by a letter of
            credit unless the Items covered by the subject
            letter of credit have been shipped;
--------------------------------------------------------------------------------
                        (xv) that the Lender or Ex-Im Bank,
            in its reasonable judgment, deems uncollectible
            for any reason;
--------------------------------------------------------------------------------
                        (xvi) that is due and payable in a
            currency other than Dollars, except as may be
            approved in writing by Ex-Im Bank;
--------------------------------------------------------------------------------
                        (xvii) that is due and payable from
            a military Buyer, except as may be approved in
            writing by Ex-Im Bank;
--------------------------------------------------------------------------------
                        (xviii) that does not comply with
            the terms of sale set forth in Section 7 of the
            Loan Authorization Notice;
--------------------------------------------------------------------------------
                        (xix) that is due and payable from a
            Buyer who (A) applies for, suffers, or consents
            to the appointment of, or the taking of
            possession by, a receiver, custodian, trustee or
            liquidator of itself or of all or a substantial
            part of its property or calls a meeting of its
            creditors, (B) admits in writing its inability,
            or is generally unable, to pay its debts as they
            become due or ceases operations of its present
            business, (C) makes a general assignment for the
            benefit of creditors, (D) commences a voluntary
            case under any state or federal bankruptcy laws
            (as now or hereafter in effect), (E) is
            adjudicated as bankrupt or insolvent, (F) files
            a petition seeking to take advantage of any
            other law providing for the relief of debtors,
            (G) acquiesces to, or fails to have dismissed,
            any petition which is filed against it in any
            involuntary case under such bankruptcy laws, or
            (H) takes any action for the purpose of
            effecting any of the foregoing;
--------------------------------------------------------------------------------
                        (xx) that arises from a bill and
            hold, guaranteed sale, sale and return, sale on
            approval, consignment or any other repurchase or
            return basis or is evidenced by chattel paper;
--------------------------------------------------------------------------------
                        (xxi) for which the Items giving
            rise to such Account Receivable have not been
            shipped or the services giving rise to such
            Account Receivable have not been performed by
            the Borrower or the Account Receivable otherwise
            does not represent a final sale;
--------------------------------------------------------------------------------

                                     S-5.1-4

               EXHIBIT D TO CREDIT AND SECURITY AGREEMENT (CON'T.)

                        (xxii) that is subject to any
            offset, deduction, defense, dispute, or
            counterclaim or the Buyer is also a creditor or
            supplier of the Borrower or the Account
            Receivable is contingent in any respect or for
            any reason;
--------------------------------------------------------------------------------
                        (xxiii) for which the Borrower has
            made any agreement with the Buyer for any
            deduction therefrom, except for discounts or
            allowances made in the ordinary course of
            business for prompt payment, all of which
            discounts or allowances are reflected in the
            calculation of the face value of each respective
            invoice related thereto;
--------------------------------------------------------------------------------
                        (xxiv) for which any of the Items
            giving rise to such Account Receivable have been
            returned, rejected or repossessed;
--------------------------------------------------------------------------------
                        (xxv) to the extent it includes any
            finance charges, service charges, taxes,
            discounts, credits, allowances and Retainages;
--------------------------------------------------------------------------------
                        (xxvi) that arise from the sale of
            Items containing less than fifty percent (50%)
            US Content;
--------------------------------------------------------------------------------
                        (xxvii) that arise from the sale of
            Items containing any Foreign Content not
            incorporated into such Items in the US;
--------------------------------------------------------------------------------
                        (xxviii) that arise from the sale of
            any Items to be used in the construction,
            alteration, operation or maintenance of nuclear
            power, enrichment, reprocessing, research or
            heavy water production facilities; or
--------------------------------------------------------------------------------
                        (xxix) that is included as an
            eligible receivable under any other credit
            facility to which Borrower is a party; or
--------------------------------------------------------------------------------
                        (xxx) any of the Items giving rise
            to such Accounts Receivable are Capital Goods,
            unless the transaction is in accordance with
            Section 2.14 of the Borrower Agreement; or
--------------------------------------------------------------------------------
                        (xxxi) that is due and payable from
            a Buyer that is, or is located in, the United
            States; provided however, that this subsection
            (aa) shall not preclude an Export-Related
            Accounts Receivable arising from the sale of
            Items to foreign contractors or subcontractors
            providing services to a United States Embassy or
            the United States Military located overseas from
            being deemed an Eligible Export-Related Accounts
            Receivableny of the Items giving rise to such
            Accounts Receivable are Capital Goods, unless
            the transaction is in accordance with Section
            2.14 of the Borrower Agreement; or
--------------------------------------------------------------------------------
                        (xxxii) that arises from the sale of
            Items that do not meet the U.S. Content
            requirements in accordance with Section
            2.01(b)(ii) of the Borrower Agreement; or
--------------------------------------------------------------------------------
                        (xxxiii) that are otherwise deemed
            ineligible for any reason by the Lender or Ex-Im
            Bank in its discretion.
--------------------------------------------------------------------------------
            2. (xxxiv.) Total A/R ineligibles                                 $0
--------------------------------------------------------------------------------

                                     S-5.1-5

               EXHIBIT D TO CREDIT AND SECURITY AGREEMENT (CON'T.)

            3. Total Eligible Export-Related Accounts                         $0
      Receivable (line 1 less line 2xxxiv.)
--------------------------------------------------------------------------------
            B. BORROWING BASE                                       AMOUNT
--------------------------------------------------------------------------------
            4. Borrowing Base:
--------------------------------------------------------------------------------
                        (a) 90% of Eligible Export-Related                    $0
            Accounts Receivable (from line 3)
--------------------------------------------------------------------------------
                        (b) Dilution Reserve, if applicable
--------------------------------------------------------------------------------
                        (c) Borrowing Base Reserve, if
            applicable
--------------------------------------------------------------------------------
                        (d) Borrowing Base (Line 4.a less 4.b                 $0
            and c)
--------------------------------------------------------------------------------
            C. AVAILABILITY
--------------------------------------------------------------------------------
            5. Outstanding Principal Balance of the Advances
--------------------------------------------------------------------------------
            6. Availability Under Borrowing Base                              $0
      (Line 4.e - Line 5)
--------------------------------------------------------------------------------
            7. Maximum Line Amount                                    $1,000,000
--------------------------------------------------------------------------------
            8. Maximum Line Amount less Advances                      $1,000,000
      (Line 7 - Line 5)
--------------------------------------------------------------------------------
            9. The lesser of Line 6 or Line 8 is Final                        $0
      Availability
--------------------------------------------------------------------------------

The Borrower represents and warrants that this Borrowing Base Certificate is a true and correct statement regarding the status of the matters set forth herein.
The Borrower further represents and warrants that no Default or Event of Default has occurred and is continuing, and that the Eligible Export-Related Accounts
Receivable have been generated from the sale of Items which have been
exported.The Borrower acknowledges that any Advances made to the Borrower under the Credit Agreement will be based upon the Lender's reliance on the information contained herein.

MISONIX, INC. & SUBS.

Signed by:                                                       Date  Signed &
                                                                 Submitted:

Title of Signer:

Note: Ex-Im Bank prohibits or restricts its support of short-term transactions for various countries shown in its Country Limitation Schedule ("CLS"). The most current CLS can be viewed on Ex-Im Bank's website at www.exim.gov under "Apply".
Since Puerto Rico is a U.S. Territory and not a foreign country, Puerto Rican accounts cannot be treated as export- related accounts receivable.

                                     S-5.1-6

                                   SCHEDULE 5.1 TO CREDIT AND SECURITY AGREEMENT

        TRADE NAMES, CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS,
                           AND LOCATIONS OF COLLATERAL

                                   TRADE NAMES

                             Sonora Medical Systems

               CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS

                                1938 New Highway
                              Farmingdale, NY 11735

                            1751 South Fordham Street
                               Longmont, CO 08503

                     OTHER INVENTORY AND EQUIPMENT LOCATIONS

                              BURTON INDUSTRIESINC.
                               242 Wyandanch Ave.
                             North Babylon, NY 11701

                                   GEOTEC INC.
                                89 Bellows Street
                                Warwick, RI 02888

                               FOCUS SURGERY INC.
                               3940 Pendelton Way
                             Indianapolis, IN 46226

                          BW MANUFACTURING COMPANY INC.
                                111 Enterprise Dr
                                Bristol, CT 06010

                        MOLDED RUBBER AND PLASTICS CORP.
                              13161 W Glendale Ave.
                                Butler, WI 53007

                                     UK HIFU
                         19 Olds Mills IndustrialEstate
                            Paulton Bristol BS39 7SU

                                     S-5.1-7

                                  MISONIX LTD.
                                  175 Kenn Road
                             Clevedon North Somerset
                                BS21 6LH England

                            IMAGING EQUIPMENT LIMITED
                         19 Old Mills Industrial Estate
                            Paulton Bristol BS39 7SU

                            LABCAIRE SYSTEMS LIMITED
                                  175 Kenn Road
                             Clevedon North Somerset
                                BS21 6LH England

                                     S-5.1-8

                                   SCHEDULE 5.2 TO CREDIT AND SECURITY AGREEMENT

                     CAPITALIZATION AND ORGANIZATIONAL CHART

         HOLDER           TYPE OF RIGHTS/STOCK      NO. OF SHARES (AFTER         PERCENT INTEREST ON
                                                  EXERCISE OF ALL RIGHTS TO     A FULLY DILUTED BASIS
                                                       ACQUIRE SHARES)

Michael A. Mcmanus, Jr.   Common                  1,203,251                     15.1
Howard Alliger            Common                  495,608                       7.0
Gary Gelman               Common                  458,947                       6.6
Bonanza Capital, Ltd.     Common                  411,600                       6.0

Attach organizational chart showing the ownership structure of all Subsidiaries of the Borrower.

1. Hearing Innovations Incorporated        100%
2. Acoustic Marketing Research, Inc.       90%
3. Fibra-Sonics (NY) Inc.                  100%
4. Labcaire Systems Limited                100%
5. UKHIFU                                  60%
6. MISONIX, LTD.                           100%

                                     S-5.2-1

                                   SCHEDULE 5.5 TO CREDIT AND SECURITY AGREEMENT

                                  SUBSIDIARIES

                        Hearing Innovations Incorporated
                        Acoustic Marketing Research, Inc.
                             Fibra-Sonics (NY) Inc.
                            Labcaire Systems Limited
                                     UKHIFU
                                  MISONIX, LTD.

                                     S-5.5-1

                                   SCHEDULE 5.7 TO CREDIT AND SECURITY AGREEMENT

                   LITIGATION MATTERS IN EXCESS OF $100,000.00

A jury in the District Court of Boulder County, Colorado has returned a verdict against Sonora Medical Systems during the Company's Fiscal 2005 fourth quarter in the amount of $419,000. The case involved royalties claimed on recoating of transesophogeal probes, which is a process by Sonora. Approximately 80% of the judgment was based on the jury's estimate of royalties for potential sales of the product in the future. Sonora has moved for judgment notwithstanding the verdict based on, among other things, the award of damages for future royalties.
Sonora has also moved for a new trial in the case.

Berger v. MISONIX, INC., Index No. 06-20957 (N.Y. Sup. Ct., Suffolk Cty.)

Innovative Engineering Solutions, Inc. v. MISONIX, INC. and Evans Components,
Inc., Case No. 3:05-CV-1592-PK (D. Oreg.).

                                     S-5.9-1

                                   SCHEDULE 5.9 TO CREDIT AND SECURITY AGREEMENT

                                      TAXES

TEXAS

      The State of Texas has asserted liability for unpaid sales taxes estimated to be in the amount of $100,000.

DELAWARE

      Outstanding franchise taxes of Hearing Innovations Incorporated in the approximate amount of $38,000 have been paid. Evidence thereof to be delivered by Borrowers.

                                     S-5.9-2

                                  SCHEDULE 5.11 TO CREDIT AND SECURITY AGREEMENT

                        INTELLECTUAL PROPERTY DISCLOSURES

                              UNITED STATES PATENTS

                Title                       Serial Number        Filing Date
                -----                       -------------        -----------

Cavitation Device                             4,920,954           5/01/1990

Fluid Processing                              5,026,167           6/25/1991

Fluid Processing                              5,032,027           7/16/1991

Wire with Sheath                              5,248,296           9/23/1993

Guidewire Guides                              5,306,261           4/26/1994

Guidewire Guides                              5,443,456           8/22/1995

Flow-thru Transducer                          5,371,429           12/06/1994

Catheter Sheath                               5,397,293           3/14/1995

Liposuction                                   5,419,761           5/30/1995

Flow-thru Transducer                          5,465,468           11/14/1995

Atomizer Horn                                 5,516,043           5/14/1996

Ultrasonic Probes                             5,527,273           6/18/1996

Autoclavable Switch                           5,769,211           6/23/1998

Shock Wave Hydrophone                         5,072,426           12/10/1991

Vented Ultrasonic Transducer                  4,741,731           5/03/1988

Apparatus for Eliminating Air Bubbles         5,151,083           9/29/1992

Ultrasonic Needle with Sleeve                 5,151,084           9/29/1992

Bubble Control Device                         5,486,162           1/23/1996

Ultrasonic Surgical Probe                     5,562,609           10/08/1996

Needle for Ultrasonic Surgical Probe          5,562,610           10/08/1996

Magnetic Ball Valves                          5,904,669           05/18/1999

                                    S-5.11-1

Ultrasonic Probe                              6,270,471           8/07/2001

Ultrasonic Blade                              6,443,969           9/03/2002

Ultrasonic Blade                              6,379,371           4/30/2002

Infiltration Cannula with Teflon              6,375,648           4/23/2002

Skinless Sausage or Frankfurter               6,326,039           12/04/2001

Manufacturing Method & Apparatus              6,322,832           11/27/2001

Method & Device for Manufacturing             6,146,674           11/14/2000

Ultrasonic Dissection & Coagulation           6,063,050           5/16/2000

Ultrasonic Dissection & Coagulation           6,036,667           3/14/2000

Non-clogging Catheter                         6,582,440           6/24/2003

Ultrasonic Horn Assembly                      6,578,659           6/17/2003

Thermal Film Ultrasonic                       6,454,730           9/24/2002

Ultrasonic Probe with Low Friction            6,613,056           9/02/2003

Ultrasonic Medical Treatment Device           6,648,839           11/18/2003

Fingerprint Processing Chamber                6,660,054           12/09/2003

Ultrasonic Medical Treatment Device           6,736,814           5/18/2004

Ultrasonic Cleaning Probe                     6,799,729           10/05/2004

RF Cauterization                              6,902,536           6/07/2005

Ultrasonic Horn                               7,004,282           2/28/2006

                                    S-5.11-2

                 UNITED STATES ISSUED TRADEMARKS, SERVICE MARKS
                         AND COLLECTIVE MEMBERSHIP MARKS

                                  REGISTRATIONS

                                    Registration Number       Registration Date
               Mark                    Serial Number             Filing Date
               ----                 -------------------       -----------------

Sonicone                                 76647416                 9/26/2005

Sonatheim                                 7667414                 8/13/2004

Misonix                                   2812718                 2/10/2004

Mystaire                                  2611532                 8/27/2000

Aura                                      2320805                 2/22/2000

Misonix                                   2051093                 3/27/2003

Misonix                                  74467619                12/09/1993

Misonix                                  74467609                 2/13/2003

Water Web                                73325806                 4/03/2002

Sonimist                                 73263563                12/07/1982

Astrason                                 73263562                 7/14/2002

                                    S-5.11-3

                                  SCHEDULE 5.14 TO CREDIT AND SECURITY AGREEMENT

                              ENVIRONMENTAL MATTERS

                                      NONE

                                    S-5.14-1

                                   SCHEDULE 6.3 TO CREDIT AND SECURITY AGREEMENT

                                 PERMITTED LIENS

                                  MISONIX, INC.

 Creditor        Collateral      Jurisdiction       Filing Date      Filing No.
 --------        ----------      ------------       -----------      ----------
SMB Leasing     Computer         New York           06/02/2003      20030602109
Solutions       Equipment                                           4696

                                   S-6.3-1

                                  SCHEDULE 6.4 TO CREDIT AND SECURITY AGREEMENT

                     PERMITTED INDEBTEDNESS AND GUARANTIES

                                 INDEBTEDNESS

                 Principal         Maturity           Monthly
 Creditor          Amount            Date             Payment        Collateral
 --------        ---------         --------          ---------       ----------
SMB Leasing
Solutions

                                   GUARANTIES

                                      NONE

                                     S-6.4-1